EXHIBIT 10.116








================================================================================



                                CREDIT AGREEMENT
                          dated as of December 3, 1999

                                      among

                          CENTURY-TCI CALIFORNIA, L.P.

                                 CERTAIN LENDERS

                                SOCIETE GENERALE
                                       and
                         DEUTSCHE BANK SECURITIES INC.,
                            as Co-Syndication Agents

                           SALOMON SMITH BARNEY INC.,
                     as Lead Arranger and Sole Book Manager

                               MELLON BANK, N.A.,
                             as Documentation Agent

                                       and

                                 CITIBANK, N.A.,

                             as Administrative Agent

================================================================================


                                TABLE OF CONTENTS

                  This Table of Contents is not part of the Agreement to which it is attached but is inserted for convenience of reference only.

                                                                                                               Page

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

Section 1.01.  Certain Defined Terms..............................................................................2
Section 1.02.  Computation of Time Periods.......................................................................25
Section 1.03.  Accounting Terms; Changes in GAAP.................................................................25

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                            AND THE LETTERS OF CREDIT

Section 2.01.  The Advances......................................................................................26
Section 2.02.  Making the Advances...............................................................................27
Section 2.03.  Repayment.........................................................................................28
Section 2.04.  Termination or Reduction of the Commitments.......................................................29
Section 2.05.  Prepayments, Etc..................................................................................31
Section 2.06.  Interest..........................................................................................32
Section 2.07.  Fees..............................................................................................33
Section 2.08.  Conversion and Continuation of Advances...........................................................34
Section 2.09.  Increased Costs, Illegality, Etc..................................................................35
Section 2.10.  Payments and Computations.........................................................................36
Section 2.11.  Taxes.............................................................................................38
Section 2.12.  Sharing of Payments, Etc..........................................................................40
Section 2.13.  Letters of Credit.................................................................................41
Section 2.14.  Replacement of Lenders, Etc.......................................................................44

                                   ARTICLE III

                              CONDITIONS OF LENDING

Section 3.01.  Initial Extensions of Credit......................................................................45
Section 3.02.  Conditions Precedent to Term Borrowing............................................................48
Section 3.03.  Conditions Precedent to Each Borrowing and Issuance...............................................48
Section 3.04.  Determinations Under Section 3.01.................................................................48

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.01.  Organization; Powers..............................................................................49
Section 4.02.  Authorization.....................................................................................49
Section 4.03.  Enforceability....................................................................................49
Section 4.04.  Governmental Approvals............................................................................50
Section 4.05.  Financial Statements..............................................................................50
Section 4.06.  No Material Adverse Change........................................................................50
Section 4.07.  Title to Properties, Etc..........................................................................51
Section 4.08.  Subsidiaries; Other Equity Investments............................................................51
Section 4.09.  Litigation; Compliance with Laws..................................................................51
Section 4.10.  Agreements........................................................................................52
Section 4.11.  Federal Reserve Regulations.......................................................................52
Section 4.12.  Investment Company Act; Public Utility Holding Company Act........................................52
Section 4.13.  Tax Returns.......................................................................................52
Section 4.14.  No Material Misstatements.........................................................................52
Section 4.15.  Pension and Welfare Plans.........................................................................53
Section 4.16.  Environmental Matters.............................................................................53
Section 4.17.  Insurance.........................................................................................53
Section 4.18.  Solvency..........................................................................................53
Section 4.19.  Intellectual Property.............................................................................54
Section 4.20.  Year 2000.........................................................................................54
Section 4.21.  Franchises........................................................................................54
Section 4.22.  FCC Licenses, Utilities Etc.......................................................................54
Section 4.23.  The CATV Systems..................................................................................55
Section 4.24.  Certain Agreements................................................................................56

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

Section 5.01.  Financial Statements, Reports, Etc................................................................56
Section 5.02.  Other Notices.....................................................................................58
Section 5.03.  Existence; Businesses and Properties..............................................................58
Section 5.04.  Insurance.........................................................................................59
Section 5.05.  Obligations and Taxes.............................................................................59
Section 5.06.  Notice of Certain Events Relating to Pension Plans................................................59
Section 5.07.  Maintaining Records; Access to Properties and Inspections.........................................59
Section 5.08.  Environmental Laws................................................................................60
Section 5.09.  Guarantees and Collateral; Ownership of Restricted Subsidiaries...................................60
Section 5.10.  Franchises........................................................................................61
Section 5.11.  Use of Proceeds...................................................................................61
Section 5.12.  Accuracy of Information...........................................................................61

                                   ARTICLE VI

                               NEGATIVE COVENANTS

Section 6.01.  Indebtedness......................................................................................62
Section 6.02.  Liens.............................................................................................63
Section 6.03.  No Other Negative Pledge; Restrictive Agreements..................................................65
Section 6.04.  Unrestricted Subsidiaries.........................................................................66
Section 6.05.  Sale and Lease-Back Transactions..................................................................66
Section 6.06.  Investments.......................................................................................66
Section 6.07.  Prohibition of Fundamental Changes................................................................67
Section 6.08.  Restricted Transactions...........................................................................70
Section 6.09.  Transactions with Affiliates......................................................................71
Section 6.10.  Management Fees...................................................................................71
Section 6.11.  Lines of Business.................................................................................71
Section 6.12.  Certain Restrictions Applicable to Senior Unsecured and Subordinated Indebtedness.................71
Section 6.13.  Financial Covenants...............................................................................72
Section 6.14.  Modifications to Certain Agreements, Etc..........................................................73

                                   ARTICLE VII

                                EVENTS OF DEFAULT

Section 7.01.  Events of Default.................................................................................73
Section 7.02.  Actions in Respect of the Letters of Credit Upon Default..........................................76

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

Section 8.01.  Authorization and Action..........................................................................76
Section 8.02.  Administrative Agent's Reliance, Etc..............................................................77
Section 8.03.  Citibank and Affiliates...........................................................................77
Section 8.04.  Lender Credit Decision............................................................................77
Section 8.05.  Indemnification...................................................................................78
Section 8.06.  Right to Request Further Indemnification..........................................................78
Section 8.07.  Successor Administrative Agent....................................................................78
Section 8.08.  Co-Syndication Agents and other Titles............................................................78

                                   ARTICLE IX

                                  THE GUARANTEE

Section 9.01.  The Guarantee.....................................................................................79
Section 9.02.  Obligations Unconditional, Etc....................................................................79
Section 9.03.  Reinstatement.....................................................................................85
Section 9.04.  Subrogation.......................................................................................85
Section 9.05.  Remedies..........................................................................................85
Section 9.06.  Instrument for the Payment of Money...............................................................85
Section 9.07.  Continuing Guarantee..............................................................................86
Section 9.08.  Rights of Contribution............................................................................86
Section 9.09.  General Limitation on Guarantee Obligations.......................................................86

                                    ARTICLE X

                                  MISCELLANEOUS

Section 10.01.  Amendments, Consents, Etc........................................................................87
Section 10.02.  Notices, Etc.....................................................................................88
Section 10.03.  No Waiver; Remedies..............................................................................88
Section 10.04.  Costs, Expenses and Indemnification..............................................................89
Section 10.05.  Right of Setoff..................................................................................90
Section 10.06.  Governing Law; Submission to Jurisdiction........................................................90
Section 10.07.  Assignments and Participations...................................................................91
Section 10.08.  Execution in Counterparts........................................................................95
Section 10.09.  No Liability of Any Issuing Bank.................................................................95
Section 10.10.  Confidentiality..................................................................................95
Section 10.11.  Waiver Of Jury Trial.............................................................................96
Section 10.12.  Survival.........................................................................................96
Section 10.13.  Captions.........................................................................................96
Section 10.14.  Successors and Assigns...........................................................................96
Section 10.15.  Limited Recourse.................................................................................96


                                    SCHEDULES

Schedule 2.01                  List of Commitments
Schedule 4.08                  Subsidiaries; other Equity Investments
Schedule 4.10                  Restrictive Agreements
Schedule 4.16                  Environmental Matters
Schedule 4.17                  Insurance
Schedule 4.21                  Franchises
Schedule 4.23                  Certain Matters Relating to Systems
Schedule 6.01(b)               Certain Existing Indebtedness
Schedule 6.01(h)               Terms of Subordination Applicable to New Affiliate Indebtedness
Schedule 6.02                  Certain Existing Liens

                                    EXHIBITS

EXHIBIT A-1.......         Form of Revolving Credit Note
EXHIBIT A-2.......         Form of Term Note
EXHIBIT B.........         Form of Notice of Borrowing
EXHIBIT C-1.......         Form of Opinion of Special Counsel to the Credit Parties
EXHIBIT C-2.......         Form of Opinion of Deputy General Counsel to Adelphia
EXHIBIT D.........         Form of Opinion of Special New York Counsel to Citibank
EXHIBIT E.........         Form of Assignment and Acceptance
EXHIBIT F.........         Form of Management Fee Subordination Agreement
EXHIBIT G.........         Form of Assumption Agreement
EXHIBIT H-1.......         Form of Partners Pledge Agreement
EXHIBIT H-2.......         Form of Credit Party Pledge Agreement
EXHIBIT I.........         Form of Compliance Calculation


                                CREDIT AGREEMENT

                  CREDIT AGREEMENT dated as of December 3, 1999 among:

         (1) CENTURY-TCI CALIFORNIA, L.P., a Delaware limited partnership (the "Borrower")


         (2) each of the GUARANTORS identified on the signature pages hereto under the caption "Guarantors", and each other entity that becomes a "Guarantor" after the date hereof pursuant to
                  Section 5.09 (individually, a "Guarantor" and, collectively, the "Guarantors" and, together with the Borrower, the "Credit Parties");

         (3) each of the lenders (the "Initial Lenders") listed on the signature pages hereof; and


         (4) CITIBANK, N.A., as administrative agent (together with its successors in such capacity, the
                  "Administrative Agent") for the Lenders hereunder.



                                              PRELIMINARY STATEMENTS:

                  Capitalized terms used in these Preliminary Statements and not otherwise defined have the meanings assigned to them in Section 1.01.

                  (a) The Borrower is a limited partnership formed to own and operate certain cable television systems and related businesses in various municipalities located in Southern California. In that connection, the Borrower has requested that the Lenders extend credit to the Borrower in an aggregate principal or face amount not exceeding $1,000,000,000 (i) to fund distributions to Century and TCI in connection with the contribution of such cable systems by Century and TCI to the Borrower, (ii) to refinance existing indebtedness of the Borrower assumed by the Borrower upon the contribution of such cable systems, (iii) to provide working capital from time to time to the Borrower and its Subsidiaries, (iv) for other general business purposes and (v) to pay certain fees and expenses, in each case as more particularly described herein.

                  (b) To induce the Lenders to extend such credit, the parties hereto propose to enter into this Agreement providing, inter alia, for the Lenders to extend such credit to the Borrower by means of loans and letters of credit and for each Guarantor to guarantee the credit so extended, each of the Guarantors expecting to derive benefit, directly or indirectly, from the credit so extended to the Borrower.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  Section 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Accountants" means any of PricewaterhouseCoopers, Ernst & Young, Arthur Andersen, KPMG Peat Marwick or Deloitte and Touche, any of their respective successors or any other independent public accountants reasonably acceptable to the Administrative Agent.

                  "Acquisition" means any acquisition by the Borrower or its Restricted Subsidiaries of (a) any other Person which owns and operates a CATV System or those businesses in which other Persons in the cable industry are engaged, which Person shall then become consolidated with the Borrower in accordance with GAAP or (b) any CATV System or those businesses in which other Persons in the cable industry are engaged. The term "Acquisition" shall exclude Asset Swaps.

                  "Adelphia" means Adelphia Communications Corporation, a Delaware corporation.


                  "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

                  "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at Citibank at its office at Two Penns Way, Suite 200, New Castle, Delaware, 19720, Attention: Tim Cassidy, Assistant Manager (or his successor), or such other account maintained by the Administrative Agent as may be designated by the Administrative Agent in a written notice to the Lenders, the Issuing Banks and the Borrower.

                  "Administrative Questionnaire" means an administrative questionnaire in a form supplied by the Administrative Agent.

                  "Advance" means a Revolving Credit Advance or a Term Advance as the context shall require.

                  "Affiliate" means, with respect to any Person (the "Principal") any other Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Principal, or (b) thirty-five percent (35%) or more of the voting stock (or in case such other Person is not a corporation, thirty-five percent (35%) or more of the equity interest) of which is beneficially owned or held by the Principal. The term "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Annualized Operating Cash Flow" means, as at any date, Operating Cash Flow for the fiscal quarter ending on or most recently ended prior to such date multiplied by four.

                  "Applicable Commitment Fee Rate" means 0.375%; provided that, if the Leverage Ratio as at the last day of any fiscal quarter of the Borrower shall fall below 5.00 to 1 then, subject to the delivery to the Administrative Agent of a certificate of a Financial Officer of the Borrower demonstrating such fact (which certificate shall accompany the financial statements for such fiscal quarter delivered under Section 5.01 on which the calculation of such Leverage Ratio is based) prior to the end of the next succeeding fiscal quarter (or prior to such later date as the financial statements for such fiscal quarter are required to be delivered pursuant to Section 5.01), the "Applicable Commitment Fee Rate" shall be adjusted downwards to .250% per annum during the period commencing on the second Business Day following the date of receipt of such certificate to but not including the date the next succeeding such certificate to be delivered hereunder is delivered or due, whichever is earlier.

                  Notwithstanding the foregoing, the Applicable Commitment Fee Rate otherwise applicable on any day shall be increased by 0.125% during all periods in which the sum of the then aggregate unpaid principal amount of the Advances and the then aggregate amount of all outstanding Letter of Credit Liabilities is less than 50% of the sum of the Commitments during such period (it being understood that, after the Term Advances have been made and the Term Commitment utilized in full, the aggregate outstanding Term Commitments for purposes hereof on any day shall be deemed to be equal to the aggregate outstanding principal amount of the Term Advances on such day).

                  "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

                  "Applicable Letter of Credit Fee Rate" means, at any time, a rate per annum equal to the Applicable Margin for Eurodollar Rate Advances in effect at such time.

                  "Applicable Margin" means (a) with respect to all Base Rate Advances, 0.750% per annum and (b) with respect to all Eurodollar Rate Advances, 1.750% per annum; provided that at all times after the date six months following the Closing Date, if the Leverage Ratio as at the last day of any fiscal quarter of the Borrower shall fall within any of the ranges specified in the schedule below, then, subject to the delivery to the Administrative Agent of a certificate of a Financial Officer of the Borrower demonstrating such fact (which certificate shall accompany the financial statements for such fiscal quarter delivered under Section 5.01 on which the calculation of such Leverage Ratio is based) prior to the end of the next succeeding fiscal quarter (or prior to such later date as the financial statements for such fiscal quarter are required to be delivered pursuant to Section 5.01), the "Applicable Margin" shall be adjusted upwards or downwards, as the case may be, to the percentage per annum for the respective Type of Advance set forth opposite the reference to such range in such schedule during the period commencing on the second Business Day following the date of receipt of such certificate to but not including the date the next succeeding such certificate to be delivered hereunder is delivered or due, whichever is earlier:


                                                           Applicable Margin (% p.a.)

                  Range of Leverage Ratio                   Base Rate    Eurodollar Rate

                                                             Advances      Advances

                  Greater than or equal to 6.00 to 1          1.000%         2.000%

                  Greater than or equal to 5.75 to 1
                     but less than 6.00 to 1                  0.750%         1.750%

                  Greater than or equal to 5.25 to 1
                     but less than 5.75 to 1                  0.500%         1.500%

                  Greater than or equal to 4.75 to 1
                     but less than 5.25 to 1                  0.250%         1.250%

                  Greater than or equal to 4.00 to 1
                     but less than 4.75 to 1                  0.000%         1.000%

                  Less than 4.00 to 1                         0.000%         0.750%

                  "Arranging Agents" means, collectively, Salomon Smith Barney Inc., Societe Generale, Deutsche

Bank Securities Inc., and Mellon Bank, N.A.

                  "Asset Sale" means any sale, lease, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired, whether in one transaction or a series of related transactions and whether by way of merger or otherwise) by the Borrower or any Restricted Subsidiary, including, without limitation, any such sale, assignment, transfer or other disposition of any capital stock or other ownership interests of any Subsidiary of the Borrower or a Subsidiary of a Restricted Subsidiary of the Borrower, and the sale of any one or more CATV Systems. The term "Asset Sale" shall exclude Asset Swaps.

                  "Asset Swap" means any transaction or series of related transactions pursuant to which the Borrower or one or more of its Restricted Subsidiaries shall exchange one or more CATV Systems owned by the Borrower and its Restricted Subsidiaries for one or more CATV Systems owned by third parties.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in accordance with Section 10.07 and in substantially the form of Exhibit E.

                  "Available Amount" of any Letter of Credit means the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing specified therein).

                  "Bankruptcy Code" means Title 11 of the United States Code, as from time to time amended.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate and (b) 0.50% per annum above the Federal Funds Rate. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

                  "Base Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(i).

                  "Borrower" has the meaning specified in the recital of parties to this Agreement.

                  "Borrower's Account" means the account of the Borrower maintained with Citibank, at its office at 399 Park Avenue, New York, New York 10043; or such other account maintained by the Borrower with Citibank and designated by the Borrower in a written notice to the Administrative Agent.

                  "Borrowing" means a Revolving Credit Borrowing or a Term Borrowing as the context shall require.

                  "Business Day" means any day on which banks are not required or authorized to close in New York City, and, if such Business Day relates to a Eurodollar Rate Advance, on which dealings are carried on in the London interbank market.

                  "Capital Contribution" means, as at any date of determination thereof, the sum of (a) the aggregate net cash proceeds received (i) by the Borrower during the period commencing on the date immediately following the Closing Date through and including such date of determination in respect of equity contributions and New Affiliate Indebtedness and (ii) by Restricted Subsidiaries during such period in respect of equity contributions (other than equity contributions made by the Borrower or other Restricted Subsidiaries) plus
(b) the fair market value of any property (including any CATV Systems) contributed (i) to the Borrower as additional equity capital during such period and (ii) to the Restricted Subsidiaries as additional equity capital during such period (other than any such contribution made by the Borrower or other Restricted Subsidiaries).

                  "Capital Expenditures" means, for any period, the sum (for the Borrower and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP), of (a) the aggregate amount of payments made for the rental, lease, purchase, construction or use of any property the value or cost of which, under GAAP, would appear on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries in the category of property, plant or equipment during such period, minus (b) the aggregate Capital Contributions made in cash to finance such payments.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Security" means (a) any share, membership, partnership or other percentage interest, unit of participation, membership interests or limited liability company interests in any limited liability company or in each case other equivalent (however designated) of a corporate equity security or other equity interest in a Person; and (b) any debt security or other evidence of Indebtedness which is convertible into or exchangeable for, or any option, warrant or other right to acquire, any Capital Security of any type referred to in clause (a) of this definition.

                  "Cash Interest Coverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) Operating Cash Flow for such fiscal quarter to (b) Interest Expense for such fiscal quarter.

                  "CATV System" means any cable distribution system that receives broadcast signals by antennae, microwave transmission, satellite transmission or any other form of transmission and that amplifies such signals and distributes them to Persons who pay to receive such signals.

                  "Century" means Century Exchange L.L.C., a Delaware limited liability company.


                  "Change in Control" means (a) Adelphia shall cease for any reason to own, directly or indirectly, at least 51% of the partnership interests of the Borrower, (b) Adelphia or its Subsidiaries shall cease for any reason to be the only managing general partner of the Borrower or (c) the Rigas Family shall fail to control, directly or indirectly, more than 50% of the total number of votes that holders of Adelphia's Capital Securities (of the type described in clause (a) of the definition of Capital Security) are then entitled to vote (which, on the date hereof, consists of the Class "A" common stock and Class "B" common stock of Adelphia).

                  "Citibank" means Citibank, N.A., a national banking association, and its successors.


                  "Closing Date" means the date upon which the initial extension of credit hereunder is made.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "Commitment" means a Revolving Credit Commitment or a Term Commitment, as the context shall require.

                  "Confidential Information" means information identified as being confidential that the Borrower or any of its Restricted Subsidiaries furnishes to the Administrative Agent or any Lender, but does not include any such information once such information has become generally available to the public or once such information has become available to the Administrative Agent or any Lender from a source other than the Borrower or any of its Restricted Subsidiaries (unless, in either case, such information becomes so available as a result of the breach by the Administrative Agent or a Lender of its duty of confidentiality set forth in Section 10.10).

                  "Confidential Information Memorandum" means the Confidential Information Memorandum of the Borrower dated October, 1999.

                  "Continuation", "Continue" and "Continued" each refers to a continuation of Eurodollar Rate Advances from one Interest Period to the next Interest Period pursuant to Section 2.08.

                  "Contributed Systems" means the CATV Systems to be contributed to the Borrower by Century, TCI and their respective Affiliates pursuant to the Contribution Agreement and the Exchange Agreement.

                  "Contribution Agreement" means the Asset Contribution Agreement dated as of November 18, 1998 among the Borrower, Century, certain Affiliates of Century, TCI, and certain Affiliates of TCI, as amended by Amendment No. 1 to Asset Contribution Agreement dated as of January 29, 1999, pursuant to which Century and TCI agree to contribute CATV Systems to the Borrower, as said Agreement shall, subject to Section 6.14, be modified and supplemented and in effect from time to time.

                  "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.

                  "Conversion", "Convert" and "Converted" each refers to a conversion of Advances of one Type into Advances of the other Type pursuant to
Section 2.08 or 2.09.

                  "Credit Agreement Transactions" means the transactions contemplated by this Agreement and the other Loan Documents (including, without limitation, the execution, delivery and performance by the Obligors of the Loan Documents, the incurrence of liabilities by the Obligors under the Loan Documents and the extensions of credit hereunder) and any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder.

                  "Credit Parties" has the meaning assigned to such term in the recitals of parties to this Agreement.

                  "Credit Party Pledge Agreement" means a Pledge Agreement between the Credit Parties and the Administrative Agent, substantially in the form of Exhibit H-2 hereto, as said Agreement shall be modified and supplemented and in effect from time to time.

                  "Default" means any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" in the Administrative Questionnaire of such Lender or in the Assignment and Acceptance pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Administrative Agent.

                  "Environment" means ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or as otherwise defined in any Environmental Law.

                  "Environmental Claim" means any written allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, personal injury (including sickness, disease or death), Remedial Action costs, tangible or intangible property damage, natural resource damages, nuisance, pollution, any adverse effect on the environment caused by any Hazardous Material, or for fines, penalties or restrictions, resulting from or based upon (a) the threat, the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases), (b) exposure of human beings to any Hazardous Material, (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

                  "Environmental Law" means any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C.ss.ss.9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Action of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C.ss.ss.6901 et seq., the Federal Water Pollution Control Act, as amended, 33 U.S.C.ss.ss.1251 et seq., the Clean Air Act of 1970, as amended, 42 U.S.C.ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C.ss.ss.2601 et seq., those portions of the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C.ss.ss.651 et seq., applicable to employees, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C.ss.ss.11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C.ss.ss.300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.ss. 5101 et seq., and all amendments or regulations promulgated under any of the foregoing.

                  "Environmental Permit" means any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Government Authority pursuant to any Environmental Law.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

                  "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "Eurodollar Base Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to U.S. dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for U.S. dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "Eurodollar Base Rate" with respect to such Eurodollar Rate Advance for such Interest Period shall be the rate at which U.S. dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" in the Administrative Questionnaire of such Lender or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Administrative Agent.

                  "Eurodollar Rate" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) Eurodollar Base Rate for such Eurodollar Rate Advance by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.06(a)(ii).

                  "Eurodollar Rate Reserve Percentage" means, for any Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, the reserve percentage (if any) applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "Events of Default" has the meaning specified in Section 7.01.

                  "Excess Cash Balance" means the sum of unencumbered cash and cash equivalents.

                  "Exchange Agreement" means the Asset Exchange Agreement dated as of November 18, 1998 among the Borrower and TCI of East San Fernando, L.P. ("TCI San Fernando") as amended by Amendment No. 1 to Asset Exchange Agreement dated as of January 29, 1999, pursuant to which the Borrower conveys certain assets to TCI San Fernando and TCI San Fernando conveys CATV Systems to the Borrower, as said Agreement shall, subject to Section 6.14, be modified and supplemented and in effect from time to time.

                  "Excluded Period" means, with respect to any additional amount payable under Section 2.09 or 2.13, the period ending 180 days prior to the applicable Lender's delivery of a certificate referenced in Section 2.09(a), 2.09(b) or 2.13(d), as applicable, with respect to such additional amount.

                  "Existing Affiliate Indebtedness" means Indebtedness of the Borrower to one or more of its Affiliates assumed upon the contribution to the Borrower of the Contributed Systems pursuant to the Contribution Agreement.

                  "Existing Credit Agreements" means (a) the Credit Agreement dated as of August 4, 1995 among CCC-I Inc., Pullman TV Cable Co., Inc., and Kootenai Cable, Inc., each as Borrowers, the Lenders therein, certain Co-Agents, and Citibank, N.A., as Managing Agent, as such Agreement is in effect on the date hereof, (b) the Credit Agreement dated as of June 30, 1994 among CCC-II Inc., as Borrower, the Lenders therein, certain Co-Agents, and Citibank, N.A., as Managing Agent, as such Agreement is in effect on the date hereof, and (c) the Credit Agreement dated as of April 15, 1997, among Citizens Century Cable Television Venture, as Borrower, Societe Generale, New York Branch, as Agent, the Syndication Agent and Co-Agents named therein, and the lenders from time to time parties thereto, as such Agreement is in effect on the date hereof.

                  "Facility" means the Revolving Credit Facility or the Term Facility and "Facilities" means both of them.

                  "FCC" means the Federal Communications Commission or any governmental authority substituted therefor.

                  "FCC License" means any license or permit issued by the FCC, including licenses issued in connection with the operation of community antenna television systems, community antenna relay systems, microwave systems, earth stations and businesses and other two-way radios.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" of any Person means the chief financial officer, chief accounting officer, treasurer or controller of such Person and, in the case of the Borrower, Mike Mulcahey, so long as he is the Assistant Treasurer of the Borrower.

                  "Fixed Charges" means, for any period, the sum (for the Borrower and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP), of (a) all Interest Expense plus
(b) the aggregate outstanding principal amount of Revolving Credit Advances at the beginning of such period less the maximum amount that will be available under the Revolving Credit Commitment at the end of such period (which shall never be less than zero) plus (c) with respect to Term Advances and any other debt, the required amortization of principal thereof during such period plus (d) Capital Expenditures plus (e) cash income taxes.

                  "Fixed Charges Ratio" means, as at (a) March 31, 2001, the ratio of (x) Operating Cash Flow for the three month period then ended to (y) Fixed Charges for such period, (b) June 30, 2001, the ratio of (x) Operating Cash Flow for the three month period then ended multiplied by two to (y) Fixed Charges for the six month period then ended, (c) September 30, 2001, the ratio of (x) Operating Cash Flow for the three month period then ended multiplied by three to (y) Fixed Charges for the nine month period then ended, and (d) December 31, 2001 and the last day of each fiscal quarter ending thereafter, the ratio of (x) Annualized Operating Cash Flow as at such date to (y) Fixed Charges for the period of four fiscal quarters ending on such date.

                  "Franchise" means a franchise, license, authorization or right by contract or otherwise to construct, own, operate, promote, extend and/or otherwise exploit any CATV System operated or to be operated by the Borrower or any of its Restricted Subsidiaries granted by any state, county, city, town, village or other local or state government authority or by the FCC. The term "Franchise" shall include each of the Franchises set forth on Schedule 4.21 hereto.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "Governmental Authority" means any Federal, state, provincial, municipal, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

                  "Guarantee" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                  "Guaranteed Obligations" has the meaning specified in Section 9.01.

                  "Guarantors" has the meaning specified in the recital of parties to this Agreement.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes; hazardous or toxic substances or wastes; pollutants; and solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature to the extent regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any Interest Rate Protection Agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrower and its Restricted Subsidiaries on a consolidated basis, any qualification or exception to such opinion or certification (a) which is of a "going concern" or similar nature, (b) which relates to the limited scope of examination of matters relevant to such financial statement, or (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 6.13.

                  "Indebtedness" of any Person means, without duplication:

                  (a)  all obligations of such Person for borrowed money;

                  (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person;

                  (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business);

                  (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed;

                  (f)  all Guarantees by such Person of Indebtedness of others;

                  (g)  all Capital Lease Obligations of such Person; and

                  (h) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances.

The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, to the extent such Person is liable therefor as a result of such ownership interest, except where the terms of such Indebtedness otherwise provide that such Person is not liable therefor.

                  "Indemnified Party" means the Administrative Agent, each Issuing Bank, each Lender, each Co-Syndication Agent named on the cover page of this Agreement, the Lead Arranger and Sole Book Manager and Documentation Agent identified on the signature pages hereof, and each of their respective officers, partners, directors, employees, agents and advisors, and each other Person controlling any of the foregoing within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended.

                  "Initial Lenders" has the meaning specified in the recital of the parties to this Agreement.

                  "Intellectual Property" means, collectively, copyrights, patents and trademarks (including both registered and unregistered trade-marks and service marks, designs and logos and all goodwill associated with the foregoing).

                  "Interest Expense" means, for any period, the sum (for the Borrower and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP), of (a) all accrued interest on Total Debt (excluding, however, accrued interest on New Affiliate Indebtedness, whether or not paid during such period) plus (b) the net amounts payable (or minus the net amounts receivable) under Interest Rate Protection Agreements accrued during such period (whether or not actually paid or received during such period) plus (c) all fees and all other amounts that under GAAP would be treated as interest expense, incurred hereunder during such period.

                  Notwithstanding the foregoing, if during any period for which Interest Expense is being determined, the Borrower or any of its Restricted Subsidiaries shall have consummated any Acquisition, Asset Sale or Asset Swap, or any capital contribution of CATV Systems or other property shall have been made to the Borrower or any of its Restricted Subsidiaries, then, for all purposes of this Agreement, Interest Expense shall be determined on a pro forma basis as if such Acquisition, Asset Sale, Asset Swap or capital contribution (as the case may be) had been made or consummated (and any related Indebtedness incurred or repaid) on the first day of such period.

                  "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, or (if agreed to by all Lenders required to make such Advance) twelve months, as the Borrower may, upon notice received by the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided that:

                  (a) no Interest Period for any Advance may end after the Revolving Credit Commitment Termination Date;

                  (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (c) whenever the first day of any Interest Period occurs on the last day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month), such Interest Period shall end on the last Business Day of the appropriate subsequent calendar month.

                  "Interest Rate Protection Agreement" means any interest rate swap, cap or other agreement satisfactory to the Administrative Agent entered into by the Borrower that is designed to protect the Borrower against fluctuations in interest rates and not for speculation.

                  "Investment" means as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts, and expenditures in the ordinary course of business) or capital contribution by such Person to any other Person, including all debt and accounts receivable from such other Person which are not current assets or did not arise from sales to such other Person in the ordinary course of business, or any guarantee of the indebtedness of any other Person.

                  "Issuing Banks" means any one or more of Citibank, Societe Generale, Deutsche Bank A.G. and Mellon Bank, N.A., together with their respective successors in the capacity of an "Issuing Bank".

                  "L/C Related Documents" means this Agreement and each other agreement or instrument relating to any Letter of Credit, in each case as hereafter amended, supplemented or otherwise modified from time to time.

                  "Lenders" means the Initial Lenders and each other Person that becomes a "Lender" hereunder pursuant to Section 10.07. When reference is made in this Agreement or any other Loan Document to any "relevant" Lender in connection with either Facility, such reference shall be deemed to refer to a Lender that has a Commitment or outstanding Advances under such Facility. Unless the context clearly indicates otherwise, the term "Lenders" shall include each Issuing Bank.

                  "Letter of Credit" has the meaning specified in Section
2.13(a).

                  "Letter of Credit Liability" means, at any time, all of the liabilities of the Borrower to the Issuing Banks in respect of Letters of Credit, whether such liability is contingent or fixed, and shall consist of the sum of (a) the aggregate Available Amount of all Letters of Credit then outstanding plus (b) the aggregate amount that has then been paid by, and has not been reimbursed to, the Issuing Banks under Letters of Credit.

                  "Letter of Credit Sublimit" means $100,000,000.

                  "Leverage Ratio" means, (a) for any day during the period commencing on the Closing Date to and including December 31, 1999, the ratio of Total Debt on such date to Annualized Operating Cash Flow determined on a pro forma basis as of such date, and (b) as at any subsequent date, the ratio of (x) Total Debt on such date to (y) Annualized Operating Cash Flow on such date.

                  "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "Loan Documents" means, collectively, this Agreement, the Notes, the Partners Pledge Agreement, the Credit Party Pledge Agreement, each Minority Owner Pledge Agreement and the Management Fee Subordination Agreement.

                  "Management Agreement" means the management agreement to be entered into between the Borrower and the Manager as contemplated by Section 3.01(l) providing for management services to be provided by the Manager to the Borrower and its Restricted Subsidiaries, as said management agreement shall, subject to Section 6.14, be modified and supplemented and in effect from time to time.

                  "Management Fee Subordination Agreement" means a Subordination Agreement between the Manager, the Borrower and the Administrative Agent in substantially the form of Exhibit F, as said Agreement shall, subject to Section 6.14, be modified and supplemented and in effect from time to time.

                  "Management Fees" means, for any period, the sum of all fees, salaries, awards, bonuses and other compensation paid or incurred (in each case, whether in cash or otherwise) by the Borrower and its Restricted Subsidiaries to Affiliates (other than Affiliates that are employees of the Borrower and its Restricted Subsidiaries) in respect of services rendered in connection with the management or supervision of the Borrower and its Subsidiaries.

                  "Manager" means Chelsea Communications, LLC, a Delaware limited liability company, or Century or any Affiliate of Century succeeding to the rights and obligations of Chelsea Communications, LLC under the Management Agreement.

                  "Margin Stock" has the meaning specified in Regulations U and X.

                  "Material Adverse Effect" means (a) a material adverse effect on the business, assets, operations, properties, condition (financial or otherwise) or contingent liabilities of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material impairment of the ability of either the Borrower or the Borrower and its Restricted Subsidiaries, taken as a whole, to perform their respective obligations under the Loan Documents, or (c) a material impairment of the rights of or benefits available to the Administrative Agent and the Lenders under the Loan Documents.

                  "Maturity Date" means December 31, 2007, provided that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

                  "Minority Owner" means any Person, other than a Credit Party, that owns less than 51% of the Capital Securities of any Restricted Subsidiary.

                  "Minority Owner Pledge Agreement" a Pledge Agreement to be executed and delivered by a Minority Owner, in substantially the form of the Credit Party Pledge Agreement with such changes as the Administrative Agent may reasonably request, as said Agreement shall be modified and supplemented and in effect from time to time.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.


                  "Net Available Proceeds" means, in the case of any Asset Sale or Asset Swap, the aggregate amount of all cash payments as and when received by the Borrower and its Restricted Subsidiaries directly or indirectly in connection with such Asset Sale or Asset Swap (as the case may be); provided that:

                  (a) such Net Available Proceeds shall be net of (x) the amount of any legal, accounting, title and recording tax expenses, commissions and other reasonable fees and expenses (including reasonable expenses of preparing the relevant property for sale) paid by the Borrower and its Restricted Subsidiaries in connection with such Asset Sale or Asset Swap (as the case may be) and (y) any Federal, state and local income and other taxes estimated in good faith to be payable by the Borrower and its Restricted Subsidiaries as a result of such Asset Sale or Asset Swap (as the case may be);

                  (b) such Net Available Proceeds shall be net of any repayments of Indebtedness by the Borrower and its Restricted Subsidiaries to the extent that such Indebtedness is secured by a Lien on the property that is the subject of such Asset Sale or Asset Swap (as the case may be) and such Indebtedness is in fact repaid from the proceeds of such Asset Sale or Asset Swap; and

                  (c) in the case of an Asset Sale or Asset Swap consisting of a substantially contemporaneous exchange (including by way of a substantially contemporaneous purchase and sale) of discrete assets the Borrower and its Restricted Subsidiaries for one or more other assets used for similar purposes, Net Available Proceeds shall be net of cash payments made by the Borrower and its Restricted Subsidiaries in connection with such exchange.

                  "New Affiliate Indebtedness" means Indebtedness of the Borrower to one or more of its Affiliates incurred after the Closing Date in accordance with the requirements of Section 6.01(h).

                  "non-appealable" includes, for purposes of Sections 2.11(c), 2.13(e) and 10.04(b), any judgment as to which all appeals have been taken or as to which the time for taking an appeal shall have expired.

                  "Notes" means the Revolving Credit Notes and the Term Notes.
                   -----

                  "Notice of Borrowing" has the meaning specified in Section 2.02(a).

                  "Notice of Issuance" has the meaning specified in Section 2.13(b)(i).

                  "Obligors" means, collectively, the Credit Parties and the Pledgors party to the Partner Pledge Agreement and each Minority Owner Pledge Agreement.

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "Operating Cash Flow" means, for any period, the sum (for the Borrower and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP), of net income from operations plus Interest Expense, interest accrued in respect of New Affiliate Indebtedness, depreciation, amortization, income taxes and other non-cash expenses in accordance with GAAP minus the portion of net income from operations (or plus the portion of net loss from operations) allocable to minority interests in Restricted Subsidiaries (to the extent not already deducted (or added) in determining net income (or net loss) from operations).

                  Notwithstanding the foregoing, if during any period for which Operating Cash Flow is being determined the Borrower or any of its Restricted Subsidiaries shall have consummated any Acquisition, Asset Sale or Asset Swap, or any capital contribution of CATV Systems or other property shall have been made to the Borrower or any of its Restricted Subsidiaries, then, for all purposes of this Agreement, Operating Cash Flow shall be determined on a pro forma basis as if such Acquisition, Asset Sale, Asset Swap or capital contribution (as the case may be) had been made or consummated on the first day of such period.

                  "Other Taxes" has the meaning specified in Section 2.11(b).

                  "Partnership Agreement" means the partnership agreement pursuant to which the Borrower has been formed, as said Agreement shall be modified and supplemented and in effect from time to time.

                  "Partners" means Century-TCI California Communications, L.P. and Century-TCI Holdings, L.L.C., and any other Person that shall at any time be a general or limited partner of the Borrower.

                  "Partners Pledge Agreement" means a Pledge Agreement between each Partner and the Administrative Agent, substantially in the form of Exhibit H-1 hereto, as said Agreement shall be modified and supplemented and in effect from time to time.

                  "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

                  "Pension Plan" means a "pension plan", as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which the Borrower or any corporation, trade or business that is, along with the Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

                  "Permitted Investments" means:
                   ---------------------

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from Standard & Poor's or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances, time deposits and demand deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof that has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) demand deposits made in the ordinary course of business and consistent with the Borrower's customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any state thereof;

                  (e) deposits issued by commercial banks of the type described in clause (d) above and fully insured by the Federal Deposit Insurance Corporation or similar federal agency;

                  (f) repurchase obligations with a term of not more than 90 days for, and secured by, underlying securities of the types described in clauses (a) through (c) above entered into with a bank meeting the qualifications described in clause (c) above;

                  (g) mutual funds whose investment guidelines restrict such funds' investments primarily to those satisfying the provisions of clauses (a) through (c) above; and

                  (h) other investment instruments approved in writing by the Administrative Agent and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $500,000,000.

                  "Person" means any individual, corporation (including a business trust), company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization or Governmental Authority or other entity of whatever nature.

                  "Pledge Agreements" means, collectively, the Partners Pledge Agreement, the Credit Party Pledge Agreement and each Minority Owner Pledge Agreement.

                  "Pole Agreement" means any pole attachment agreement or underground conduit use agreement which was entered into in connection with the operation of any CATV System.

                  "Pole Rental Lease" means any lease under which the Borrower or any of its Restricted Subsidiaries has the right to use telephone or utility poles, conduits or trenches for the purpose of supporting or housing cables of any CATV System owned or operated by the Borrower or any of its Subsidiaries.

                  "Post-Default Rate" means (a) with respect to principal of or interest on any Eurodollar Rate Advance, a rate per annum equal to 2% plus the Applicable Margin plus (x) until the last day of the Interest Period for such Advance, the Eurodollar Rate applicable to such Advance and (y) thereafter, the Base Rate as in effect from time to time and (b) with respect to principal of and interest on any Base Rate Advance, and on any other amount payable hereunder, a rate per annum equal to 2% plus the Applicable Margin plus the Base Rate as in effect from time to time.

                  "Principal Payment Date" means the Quarterly Dates falling on or nearest to March 31, June 30, September 30, and December 31 of each year, commencing with March 31, 2003 through and including December 31, 2007.

                  "Pro Forma Debt Service" means, as at the last day of any fiscal quarter, the sum (for the Borrower and its Restricted Subsidiaries determined on a consolidated basis without duplication in accordance with GAAP), of (a) the aggregate amount of Interest Expense that will be payable during the period of four fiscal quarters immediately following such fiscal quarter plus
(b) the aggregate outstanding principal amount of Revolving Credit Advances at the beginning of such period, net of the Excess Cash Balance at the beginning of such period, to the extent that such net amount of Revolving Credit Advances shall exceed the maximum amount that will be available under the Revolving Credit Commitment at the end of such period (which shall never be less than zero) plus (c) with respect to Term Advances and any other debt, the required amortization of principal thereof during such period.

                  For purposes hereof, the aggregate amount of Interest Expense to be payable during any period shall be determined under the assumptions that
(i) the rate of interest applicable to any Indebtedness outstanding during such period will be equal to the blended average rate of interest in effect on the last day of the fiscal quarter immediately preceding the first day of such period, (ii) the aggregate amount of Revolving Credit Advances outstanding during such period will not change from the aggregate amount of Revolving Credit Advances outstanding on such first day other than to reflect prepayments required to be made upon reductions in the Revolving Credit Commitments scheduled to be made during such period under Section 2.04(b)(ii), (iii) the aggregate amount of Term Advances outstanding during such period will not change from the aggregate amount of Term Advances outstanding on such first day other than to reflect payments scheduled to be made during such period under Section 2.03(b) and (iv) Indebtedness outstanding on such first day will be deemed to be reduced during such period as and when required to be reduced in order to comply with Section 6.13(b) to the extent that the reductions referred to in the foregoing clauses (ii) and (iii) will be insufficient to achieve such compliance.

                  "Pro Forma Debt Service Coverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) Annualized Operating Cash Flow on such date to (b) Pro Forma Debt Service on such date.

                  "Pro Rata Share" of any amount means, with respect to any Lender under either Facility at any time, the product of (a) a fraction the numerator of which is the amount of such Lender's Commitments under such Facility (or, if such Commitments shall have expired or been terminated, the amount of such Lender's Advances under such Facility), and the denominator of which is the aggregate Commitments or Advances, as the case may be, under such Facility at such time, multiplied by (b) such amount.

                  "Purchase Price" means, without duplication, with respect to any Acquisition, an amount equal to the sum of (i) the aggregate consideration, whether cash, property or securities (including, without limitation, any Indebtedness incurred pursuant to Section 6.01(g)), paid or delivered by the Borrower and its Restricted Subsidiaries in connection with such Acquisition plus (ii) the aggregate amount of liabilities of the acquired business (net of current assets of the acquired business) that would be reflected on a balance sheet (if such were to be prepared) of the Borrower and its Restricted Subsidiaries after giving effect to such Acquisition.

                  "Quarterly Dates" means March 31, June 30, September 30 and December 31 in each year, the first of which shall be the first such day after the Closing Date, provided that, if any such day is not a Business Day, the relevant Quarterly Date shall be the immediately succeeding Business Day.

                  "Register" has the meaning specified in Section 10.07(c).

                  "Regulation U" and "Regulation X" mean Regulations U and X of the Board of Governors of the Federal Reserve System, respectively, as in effect from time to time.

                  "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment in violation of applicable Environmental Laws or Environmental Permits.

                  "Remedial Action" means (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24), and (b) all other actions required by any Governmental Authority, or voluntarily undertaken by the Borrower or any of its Restricted Subsidiaries, to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment;
(ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, the actions referred to in clause (i) or (ii) above.

                  "Required Lenders" means at any time Lenders holding in the aggregate more than 51% of the sum of (1) the then aggregate unpaid principal amount of the Advances plus (2) the then aggregate amount of all outstanding Letter of Credit Liabilities plus (3) the then aggregate unused Term Commitments and the Unused Revolving Credit Commitments, or, if no such amounts in (1) and
(2) are outstanding, the Lenders holding more than 51% of the Commitments.

                  "Required Revolving Credit Lenders" means at any time Revolving Credit Lenders holding in the aggregate more than 51% of the sum of
(1) the then aggregate unpaid principal amount of the Revolving Credit Advances plus (2) the then aggregate amount of all outstanding Letter of Credit Liabilities plus (3) the then aggregate Unused Revolving Credit Commitments.

                  "Required Term Lenders" means at any time Lenders holding in the aggregate more than 51% of the sum of (1) the then aggregate unpaid principal amount of the Term Advances plus (2) the then aggregate unused Term Commitments.

                  "Responsible Officer" means any officer of the Borrower (including, without limitation, any Financial Officer of the Borrower).

                  "Restricted Investments" means any Investments to or in any Person by the Borrower or any of its Restricted Subsidiaries (including any Investments in Unrestricted Subsidiaries).

                  "Restricted Payment" means, collectively, (a) all distributions (in cash, property or obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any portion of any partnership interest in the Borrower or equity interest in any Restricted Subsidiary or of any warrants, options or other rights to acquire any such partnership interest or equity interest (or to make any payments to any Person, such as "phantom equity" payments, where the amount thereof is calculated with reference to fair market or equity value of the Borrower or any of its Restricted Subsidiaries), (b) any payments to any holders of any partnership interests in the Borrower or equity interests in any Restricted Subsidiary that are designed to reimburse such holders for the payment of any taxes attributable to the operations of the Borrower and its Restricted Subsidiaries, (c) any payments of principal of any Existing Affiliate Indebtedness or New Affiliate Indebtedness, (d) any payments of interest on New Affiliate Indebtedness (but not any payments of interest on Existing Affiliate Indebtedness) and (e) any payments in respect of Management Fees that have been deferred as provided in Section 6.10. Notwithstanding the foregoing, the term "Restricted Payment" shall not include any dividend or distribution by any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary (but shall include any such dividend or distribution to a Minority Owner).

                  "Restricted Transaction" means, collectively, all Restricted Payments and Restricted Investments.

                  "Restricted Subsidiary" means any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

                  "Revolving Credit Advance" means an Advance made pursuant to
Section 2.01(a).

                  "Revolving Credit Borrowing" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type.

                  "Revolving Credit Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Credit Advances (expressed as the maximum aggregate amount of such Lender's Revolving Credit Advances and the aggregate amount of such Lender's Pro Rata Share of the Letter of Credit Liabilities that may be outstanding at any time), as such commitment may be (a) reduced from time to time pursuant to Section 2.04 or 2.05 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.07. The initial amount of each Lender's Revolving Credit Commitment is set forth on Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Credit Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Credit Commitments is $500,000,000.

                  "Revolving Credit Commitment Reduction Dates" means the Quarterly Dates falling on or nearest to March 31, June 30, September 30 and December 31 of each year, commencing with March 31, 2003 through and including September 30, 2007, provided that the final Revolving Credit Commitment Reduction Date shall occur on December 31, 2007 (or, if such day is not a Business Day, the next preceding Business Day).

                  "Revolving Credit Commitment Termination Date" means the earlier of (a) the Maturity Date and (b) the termination or cancellation of the Revolving Credit Commitments pursuant to the terms of this Agreement.

                  "Revolving Credit Facility" means the revolving credit facility provided hereunder in respect of the aggregate Revolving Credit Commitments.

                  "Revolving Credit Lender" means each Lender specified in
Schedule 2.01 (or in an Assignment and Acceptance pursuant to which it becomes a Lender hereunder) as having a Revolving Credit Commitment and, after the expiration or termination of the Revolving Credit Commitments, each Lender holding a Revolving Credit Advance.

                  "Revolving Credit Note" means a promissory note of the Borrower payable to the order of a Revolving Credit Lender, in substantially the form of Exhibit A-1, as from time to time amended.

                  "Rigas Family" means John J. Rigas, Timothy J. Rigas, Michael
J. Rigas, James P. Rigas, Ellen K. Rigas, or any of their respective spouses, estates, or lineal descendants, or any trust created for the direct and sole benefit of any such Persons or, while and to the extent they are serving in such capacity, the executors, administrators or personal representatives of such Persons.

                  "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the fair value of the assets of such Person on a going concern basis is not less than the amount that will be required to pay the probable liability of such Person on its Indebtedness as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur Indebtedness or liabilities beyond such Person's ability to pay as such Indebtedness and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital. The portion of contingent liabilities of any Person at any time that shall be included for purposes of the above determinations shall be the amount of such contingent liabilities that, in light of all facts and circumstances existing at such time, could reasonably be expected to become actual matured liabilities of such Person.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which more than 50% of the outstanding Capital Securities having ordinary voting power to elect the board of directors, managers or other voting members of the governing body of such corporation, limited liability company, partnership or other entity (irrespective of whether at the time securities (or other ownership interests) of any other class or classes of such corporation, limited liability company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the terms "Subsidiary", "Restricted Subsidiary" and "Unrestricted Subsidiary" shall be references to a Subsidiary of the Borrower.

                  "Tax Indemnitee" means each Issuing Bank, each Lender and the Administrative Agent.

                  "TCI" means TCI California Holdings, L.L.C., a Delaware limited liability company.


                  "Term Advance" means an advance made pursuant to Section 2.01(b).

                  "Term Borrowing" means a borrowing consisting of simultaneous Term Advances of the same Type.

                  "Term Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make a Term Advance on and after the Closing Date to and including the Term Commitment Expiry Date (expressed as the maximum principal amount of the Term Advance to be made by such Lender hereunder), as such commitment may be (a) reduced from time to time pursuant to
Section 2.04 or 2.05 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.07. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is $500,000,000.

                  "Term Commitment Expiry Date" has the meaning specified in
Section 2.04(b)(i).

                  "Term Facility" means the term loan facility provided hereunder in respect of the aggregate Term Commitments.

                  "Term Lender" means each Lender specified in Schedule 2.01 (or in an Assignment and Acceptance pursuant to which it becomes a Lender hereunder) as having a Term Commitment and, after the termination or expiration of the Term Commitments, each Lender holding a Term Advance.

                  "Term Note" means a promissory note of the Borrower payable to the order of a Term Lender, in substantially the form of Exhibit A-2, as from time to time amended.

                  "Total Debt" means, as of any date as of which the amount thereof is to be determined, all Indebtedness for borrowed money (excluding New Affiliate Indebtedness), all obligations, contingent or otherwise, relative to drawn or undrawn letters of credit or banker's acceptances, all Capital Lease Obligations and any Guarantee of the Indebtedness of another, in each case of the Borrower and its Restricted Subsidiaries (including Indebtedness under this Agreement), less the Excess Cash Balance on the date of such determination.

                  "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

                  "Unrestricted Subsidiaries" means any Subsidiary of the Borrower that (a) shall have been designated as an "Unrestricted Subsidiary" in accordance with the provisions of Section 6.04 and (b) any Subsidiary of an Unrestricted Subsidiary.

                  "Unused Revolving Credit Commitment" means, with respect to any Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (without duplication) (b) the sum of (i) the aggregate outstanding principal amount of all Revolving Credit Advances made by such Lender and (ii) such Lender's Pro Rata Share of the aggregate amount of all Letter of Credit Liabilities.

                  "U.S. Dollars" and "$" means lawful money of the United States of America.


                  "Welfare Plan" means a "welfare plan", as such term is defined in Section 3(1) of ERISA.

                  "Wholly Owned Subsidiary" means, with respect to any Person, any corporation, partnership or other entity of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are directly or indirectly owned or controlled by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person. A "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary of the Borrower that is a Restricted Subsidiary.

                  Section 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".

                  Section 1.03. Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP. If the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

                            AND THE LETTERS OF CREDIT

                  Section 2.01.  The Advances.
                                 ------------

                  (a) Revolving Credit Facility. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances ("Revolving Credit Advances") to the Borrower from time to time on any Business Day during the period from the Closing Date until the Revolving Credit Commitment Termination Date in an aggregate amount at any one time outstanding not to exceed the amount of such Lender's Revolving Credit Commitment, and, as to all Lenders, in an aggregate amount at any one time outstanding not to exceed $500,000,000. All Revolving Credit Advances shall be made by the Lenders ratably according to their respective Revolving Credit Commitments.

                  Within the limits of each Lender's Revolving Credit Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(a) and/or obtain the issuance of Letters of Credit under Section 2.13, prepay Revolving Credit Advances pursuant to Section 2.05(a) and reborrow under this
Section 2.01(a); provided that the aggregate outstanding principal amount of Revolving Credit Advances when added to the aggregate Letter of Credit Liability may not at any time exceed the aggregate amount of the Revolving Credit Commitments at such time.

                  (b) Term Facility. Each Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make an advance (collectively, the "Term Advances") to the Borrower on a single date during the period from the Closing Date to and including the Term Commitment Expiry Date in an aggregate amount not to exceed such Lender's Term Commitment, and, as to all Term Lenders, in an aggregate amount not to exceed $500,000,000. All Term Advances shall be made by the Lenders ratably according to their respective Term Commitments. The Borrower may prepay Term Advances pursuant to Section 2.05(a). Term Advances once repaid or prepaid may not be reborrowed.

                  (c) Minimum Amounts. Each Borrowing shall be in an aggregate amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (d) Use of Proceeds. The proceeds of the Revolving Credit Advances shall be used (i) to fund distributions to Century and TCI in connection with the contribution to the Borrower of the Contributed Systems,
(ii) to refinance existing indebtedness of the Borrower assumed by the Borrower upon the contribution of such systems, (iii) to provide working capital from time to time to the Borrower and its Subsidiaries, (iv) for other general business purposes and (v) to pay certain fees and expenses, in each case as more particularly described herein. The proceeds of the Term Advances shall be used solely to repay Existing Affiliate Indebtedness (or, alternatively, if no Existing Affiliate Indebtedness is assumed by the Borrower upon the contribution to the Borrower of the Contributed Systems pursuant to the Contribution Agreement, for any of the purposes described in clauses (i) and (ii) above).

                  (e) No Responsibility to Third Parties. Neither the Administrative Agent nor any Lender nor any Issuing Bank shall have any responsibility as to the application or use of any of the proceeds of any Advance or the use of any Letter of Credit.

                  Section 2.02.  Making the Advances.


                  (a) Notices of Borrowing. Except as otherwise provided in
Section 2.13, each Borrowing shall be made on notice, given not later than 12:00 noon (New York City time) on the Business Day of (or, with respect to a Borrowing of Eurodollar Rate Advances, 12:00 noon (New York City time) on the third Business Day prior to the date of) the proposed Borrowing, by the Borrower to the Administrative Agent. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telex, telecopier or cable, confirmed immediately in writing, in substantially the form of Exhibit B, specifying therein (1) the requested date of such Borrowing, (2) the Facility under which such Borrowing is to be made, (3) the requested Type of Advances comprising such Borrowing, (4) the requested aggregate amount of such Borrowing and (5) in the case of a Borrowing consisting of Eurodollar Rate Advances, the requested initial Interest Period therefor. The Borrower may request more than one Borrowing on any given day, each individual Borrowing to comprise Advances of the same Type under the same Facility on the same date.

                  The Administrative Agent shall give to each Lender prompt notice of each Notice of Borrowing received from the Borrower and, in the case of a proposed Borrowing comprised of Eurodollar Rate Advances, the applicable interest rate under Section 2.06(a)(ii).

                  Each Lender shall, before 1:00 P.M. (New York City time) on the date of each Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will transfer same day funds to the Borrower's Account; provided that in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to any unreimbursed drawings under any Letters of Credit available to the respective Issuing Banks for reimbursement of such drawing.

                  (b) Certain Limitations upon Eurodollar Rate Advances. Anything in paragraph (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances (1) for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or (2) if the obligation of the relevant Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.08 or 2.09, and (ii) Eurodollar Rate Advances may not be outstanding under more than 20 separate Interest Periods at any one time.

                  (c) Notices Irrevocable; Breakfunding. Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each relevant Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a relevant Lender prior to 1:00 p.m. (New York City time) on the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with Section 2.02(a) and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent and the Administrative Agent shall have made available such corresponding amount to the Borrower, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.06 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate (it being understood that repayments by the Borrower pursuant to this sentence shall not be subject to Sections 2.05(a) and 10.04(c)). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

                  (e) Obligations of Lenders Several. The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  Section 2.03.  Repayment.
                                 ---------

                  (a) Revolving Credit Advances. The Borrower hereby promises to pay to the Administrative Agent for the account of each Revolving Credit Lender the entire outstanding principal amount of such Lender's Revolving Credit Advances, and each Revolving Credit Advance shall mature, on the Revolving Credit Commitment Termination Date.

                  (b) Term Advances. The Borrower hereby promises to pay to the Administrative Agent for the account of each Term Lender the outstanding principal amount of such Lender's Term Advances on each Principal Payment Date set forth below in the aggregate principal amount set forth opposite such Principal Payment Date:


              Principal Payment Date

                 on or nearest to                                    Principal Amount

               March 31, 2003                                            $13,750,000
               June 30, 2003                                             $13,750,000
               September 30, 2003                                        $13,750,000
               December 31, 2003                                         $13,750,000

               March 31, 2004                                            $18,750,000
               June 30, 2004                                             $18,750,000
               September 30, 2004                                        $18,750,000
               December 31, 2004                                         $18,750,000

               March 31, 2005                                            $27,500,000
               June 30, 2005                                             $27,500,000
               September 30, 2005                                        $27,500,000
               December 31, 2005                                         $27,500,000

               March 31, 2006                                            $31,250,000
               June 30, 2006                                             $31,250,000
               September 30, 2006                                        $31,250,000
               December 31, 2006                                         $31,250,000

               March 31, 2007                                            $33,750,000
               June 30, 2007                                             $33,750,000
               September 30, 2007                                        $33,750,000
               December 31, 2007                                         $33,750,000

If the Borrower does not borrow the full amount of the Term Commitments on or before the Term Commitment Expiry Date, or if the Term Commitments are reduced prior to the Term Commitment Expiry Date, the shortfall or reduction shall be applied to reduce the foregoing scheduled repayments ratably.

                  (c)  All Advances.  All repayments of principal under this
Section 2.03 shall be made together with interest accrued to the date of such repayment on the principal amount repaid.

                  Section 2.04.  Termination or Reduction of the Commitments.


                  (a) Optional. The Borrower may at any time or from time to time, upon not less than three Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the Commitments under either Facility, provided that (i) each partial reduction of the Commitments under such Facility shall be in an aggregate amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof (and, in the case of a reduction of Revolving Credit Commitments, shall be applied to the installments thereof set forth in
Section 2.04(b)(ii) ratably in accordance with the respective principal amounts thereof) and (ii) the aggregate amount of the Revolving Credit Commitments shall not be reduced below an amount equal to the sum of (x) the aggregate outstanding principal amount of all Revolving Credit Advances plus (y) the aggregate amount of all Letter of Credit Liabilities.

                  (b)  Mandatory.


                  (i) Termination of Commitments. The Revolving Credit Commitments shall be automatically and permanently reduced to zero on the Revolving Credit Commitment Termination Date. The unused Term Commitments shall be automatically and permanently reduced to zero at the close of business on the earlier of (x) the date upon which the Term Advances are made and (y) date (the "Term Commitment Expiry Date") which is 364 days after the date hereof.

                  (ii) Reductions of Revolving Credit Commitments. The aggregate amount of the Revolving Credit Commitments shall be automatically reduced at the close of business on each Revolving Credit Commitment Reduction Date set forth below to the amount set forth below opposite such Revolving Credit Commitment Reduction Date:


              Revolving Credit Commitment                              Revolving Credit Commitment
               Reduction Date Falling On                                     Reduced to the
                    Or Nearest To:                                         Following Amounts:
                    --------------                                         ------------------

                March 31, 2003                                             $ 486,250,000
                June 30, 2003                                              $ 472,500,000
                September 30, 2003                                         $ 458,750,000
                December 31, 2003                                          $ 445,000,000

                March 31, 2004                                             $ 426,250,000
                June 30, 2004                                              $ 407,500,000
                September 30, 2004                                         $ 388,750,000
                December 31, 2004                                          $ 370,000,000

                March 31, 2005                                             $ 342,500,000
                June 30, 2005                                              $ 315,000,000
                September 30, 2005                                         $ 287,500,000
                December 31, 2005                                          $ 260,000,000

                March 31, 2006                                             $ 228,750,000
                June 30, 2006                                              $ 197,500,000
                September 30, 2006                                         $ 166,250,000
                December 31, 2006                                          $ 135,000,000

                March 31, 2007                                             $ 101,250,000
                June 30, 2007                                              $  67,500,000
                September 30, 2007                                         $  33,750,000
                December 31, 2007                                          $           0

                  (c) Reductions Pro Rata; No Reinstatements. Each reduction of the Commitments under a Facility shall be applied to the respective Commitments of the Lenders according to their respective Pro Rata Shares of such Facility. Commitments once terminated or reduced may not be reinstated.

                  Section 2.05.  Prepayments, Etc.


                  (a) Optional Prepayments. The Borrower may, upon at least three Business Days' notice (in the case of prepayment of Eurodollar Rate Advances) or upon notice given on the date of prepayment (in the case of prepayments of Base Rate Advances) to the Administrative Agent (which notice shall state the Facility to be prepaid and the proposed date and aggregate principal amount of the prepayment), and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Advances under the specified Facility in the aggregate amount and on the date specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided that (x) each partial prepayment shall be in an aggregate principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (y) any such prepayment of a Eurodollar Rate Advance other than on the last day of the Interest Period therefor shall be accompanied by, and subject to, the payment of any amount payable under Section 10.04(c) in respect of such prepayment and (z) each such notice shall be made on the relevant day not later than 12:00 noon (New York City time).

                  (b)  Mandatory Prepayments; Commitment Reductions.


                  (i) Asset Sales and Asset Swaps. Without limiting the obligation of the Borrower to obtain the consent of the Required Lenders pursuant to Section 6.07 to an Asset Sale or an Asset Swap not otherwise permitted hereunder, on the date twelve months after the consummation of any Asset Sale or Asset Swap the Borrower shall prepay the Advances (and/or cash collateralize Letter of Credit Liabilities in the manner specified in Section 2.05(d)), and the Revolving Credit Commitments shall be subject to automatic reduction, in an aggregate amount equal to the Net Available Proceeds of such Asset Sale or Asset Swap (as the case may be); provided that no prepayment shall be required pursuant to this clause (i) with respect to:

                           (1) any sale, lease, assignment, transfer or other
                  disposition of inventory, obsolete or worn out assets, scrap, Permitted Investments and cash and cash equivalents, in each case if disposed of in the ordinary course of business for fair value; and

                           (2) any Asset Sale or Asset Swap to the extent the
                  Net Available Proceeds thereof have been reinvested in one or more CATV Systems and related assets within the twelve-month period following the date of such Asset Sale or Asset Swap, as the case may be.

                  (ii) Issuance of Indebtedness. Upon any issuance of senior unsecured or subordinated Indebtedness pursuant to Section 6.01(g), the Borrower will prepay the Advances, and the Revolving Credit Commitments shall be subject to reduction, as provided in Section 6.01(g).

                  (iii) Change in Control. Upon the occurrence of a Change in Control (unless otherwise consented to by the Required Lenders), the Borrower shall prepay all Advances in full, the Commitments shall be automatically and permanently reduced to zero and the Borrower shall cash collateralize Letter of Credit Liabilities (less any portion thereof for which the Borrower has provided an alternate letter of credit acceptable to each Issuing Bank and the Administrative Agent) in the manner specified in Section 2.05(d).

                  (c) Application. Prepayments of the Term Advances pursuant to
Section 2.05(a) shall be applied ratably to the remaining installments thereof in accordance with the respective principal amounts of such installments. Prepayments pursuant to Sections 2.05(b)(i) and 2.05(b)(ii) shall be applied first to the prepayment of the Term Advances, ratably to the remaining installments thereof in accordance with the respective principal amounts of such installments, second, after the prepayment in full of the Term Advances, to the prepayment of outstanding Revolving Credit Advances, with pro tanto reductions of the Revolving Credit Commitments (which shall be applied to the installments thereof set forth in Section 2.04(b)(ii) ratably in accordance with the respective principal amounts thereof) and finally to cash collateralize Letter of Credit Liabilities in the manner specified in paragraph (d) below.

                  (d) Cash Collateral for Letter of Credit Liabilities. In the event that the Borrower shall be required pursuant to Section 2.05(b) to cash collateralize Letter of Credit Liabilities, the Borrower shall effect the same by paying to the Administrative Agent same day funds in an amount equal to the required amount, which funds shall be deposited in a segregated account with the Administrative Agent until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full.

                  (e) Terms Applicable to All Prepayments. All prepayments under this Section 2.05 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. Each prepayment of Advances under this Section 2.05 shall be made for the account of the relevant Lenders according to their respective Pro Rata Shares of the principal amount of the Advances then outstanding under the relevant Facility.

                  Section 2.06.  Interest.


                  (a) Ordinary Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. While such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (1) the Base Rate in effect from time to time plus (2) the Applicable Margin in effect from time to time, payable in arrears quarterly on each Quarterly Date and on the date such Base Rate Advance shall be Converted (but only on the amount Converted) or paid in full.

                  (ii) Eurodollar Rate Advances. While such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (1) the Eurodollar Rate for such Interest Period for such Advance plus (2) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each three-month anniversary of the first day of such Interest Period occurring during such Interest Period.

                  (b) Post-Default Interest. In the event that the Borrower shall fail to pay any amount when due hereunder or under any Note then, during the period from the date upon which such amount shall have become due until the date such amount shall be paid in full, the Borrower shall, notwithstanding anything else in this Agreement to the contrary, pay to the Administrative Agent for the account of each Lender interest on such amount at the applicable Post-Default Rate, such interest to be payable from time to time on demand.

                  Section 2.07.  Fees.


                  (a) Commitment Fee. The Borrower hereby promises to pay to the Administrative Agent for the account of each Term Lender and Revolving Credit Lender a commitment fee, in an amount equal to the Applicable Commitment Fee Rate calculated on the average daily unused Term Commitment and Unused Revolving Credit Commitment of such Lender (such daily average to be calculated for the period for which the commitment fee is then payable) for the period from the Closing Date (or from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender other than the Initial Lenders) until the Term Commitment Expiry Date and the Revolving Credit Commitment Termination Date (as the case may be), payable in arrears (x) quarterly after the date of this Agreement on each Quarterly Date,
(y) in the case of commitment fee payable on the Term Commitments, on the Term Commitment Expiry Date and (z) in the case of the Revolving Credit Commitments, on the Revolving Credit Commitment Termination Date.

                  (b) Letter of Credit Commission, Etc. The Borrower hereby promises to pay to the Administrative Agent (A) for the account of each Issuing Bank a non-refundable fronting fee of 1/4 of 1% per annum of the face amount of each Letter of Credit issued by such Issuing Bank for the period from the date of issuance thereof until such Letter of Credit has been drawn in full, expires or is terminated and (B) for the account of each Lender a non-refundable commission on such Lender's Pro Rata Share of the average daily aggregate Available Amount of all Letters of Credit then outstanding at the Applicable Letter of Credit Fee Rate, such fees to be payable in arrears on each Quarterly Date and on the Revolving Credit Commitment Termination Date and calculated, for any day, after giving effect to any payments made under such Letter of Credit on such day.

                  (c) Letter of Credit Expenses. The Borrower shall pay to each Issuing Bank, for its own account, such commission, issuance fees, transfer fees and other fees and charges in connection with the issuance or administration of the Letters of Credit issued by such Issuing Bank as the Borrower and such Issuing Bank shall agree.

                  Section 2.08.  Conversion and Continuation of Advances.


                  (a) Optional Conversion. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.09, Convert all or any portion of the Advances of one Type outstanding under a Facility (and, in the case of Eurodollar Rate Advances, having the same Interest Period) into Advances of the other Type under such Facility; provided that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof and no Conversion of any Advances shall result in a more than 20 separate Interest Periods being outstanding. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the aggregate amount, Type and Facility of the Advances (and, in the case of Eurodollar Rate Advances, the Interest Period therefor) to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

                  (b) Certain Mandatory Conversions.


                  (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $5,000,000 such Advances shall automatically Convert into Base Rate Advances.

                  (ii) If the Borrower shall fail to select the duration of any Interest Period for any outstanding Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and in clause (a) or (c) of this Section 2.08, the Administrative Agent will forthwith so notify the Borrower and the relevant Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

                  (iii) Upon the occurrence and during the continuance of any Event of Default and upon notice from the Administrative Agent to the Borrower at the request of the Required Lenders, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, or to Continue, Eurodollar Rate Advances shall be suspended.

                  (c) Continuations. The Borrower may, on any Business Day, upon notice given to the Administrative Agent not later than 12:00 noon (New York City time) on the third Business Day prior to the date of the proposed Continuation and subject to the provisions of Section 2.09, Continue all or any portion of the Eurodollar Rate Advances outstanding under a Facility having the same Interest Period as such Eurodollar Rate Advances; provided that any such Continuation shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Continuation of Eurodollar Rate Advances shall be in an amount not less than $5,000,000 and no Continuation of any Eurodollar Rate Advances shall result in more than 20 separate Interest Periods being outstanding. Each such notice of Continuation shall, within the restrictions specified above, specify (i) the date of such Continuation, (ii) the aggregate amount and Facility of, and the Interest Period for, the Advances being Continued and (iii) the duration of the initial Interest Period for the Eurodollar Rate Advances subject to such Continuation. Each notice of Continuation shall be irrevocable and binding on the Borrower.

                  Section 2.09.  Increased Costs, Illegality, Etc.


                  (a) Change in Law. If, due to either (i) the introduction of or any change in or in the interpretation of (to the extent any such introduction or change occurs after the date hereof) any law or regulation or
(ii) the compliance with any guideline or request from any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances under any Facility, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided that, before making any such demand, each Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) Capital Requirements. If any Lender determines in good faith that compliance with any law or regulation enacted or introduced after the date hereof or any guideline or request from any central bank or other governmental authority adopted or made after the date hereof (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type or the issuance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Rates Not Covering Costs. If, with respect to any Eurodollar Rate Advances, the Required Revolving Credit Lenders or Required Term Lenders (as applicable) reasonably determine and notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Required Lenders of making, funding or maintaining their respective Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Lenders, whereupon (x) each Eurodollar Rate Advance will automatically, on the last day of any then existing Interest Period therefor, Convert to a Base Rate Advance, and (y) the obligation of the Lenders to make, or to Convert Advances into, or to Continue, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower and such Lenders that the circumstances causing such suspension no longer exist.

                  (d) Illegality. Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of (to the extent any such introduction or change occurs after the date hereof) any law or regulation shall make it unlawful, or any central bank or other governmental authority having appropriate jurisdiction shall assert in writing after the date hereof that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance of such Lender will automatically, upon such demand, Convert to a Base Rate Advance and
(ii) the obligation of such Lender to make, or to Convert Advances into, or to Continue, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (e) Excluded Periods. The Borrower shall not be obligated to pay any additional amounts arising pursuant to clauses (a) and (b) of this
Section 2.09 that are attributable to the Excluded Period with respect to such additional amount; provided that if an applicable law, rule, regulation, guideline or request shall be adopted or made on any date and shall be applicable to the period (a "S2.09(e) Retroactive Period") prior to the date on which such law, rule, regulation, guideline or request is adopted or made, the limitation on the Borrower's obligation to pay such additional amounts hereunder shall not apply to the additional amounts payable in respect of such S2.09(e) Retroactive Period so long as the Borrower receives written notice of such law, rule, regulation, guideline or request from the Administrative Agent or any Lender within 180 days after its adoption.

                  Section 2.10.  Payments and Computations.


                  (a) Manner of Payments. The Borrower shall make each payment hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at the Administrative Agent's Account in same day funds and without deduction, set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or commitment fees under or in respect of a particular Facility ratably (other than amounts payable pursuant to Section 2.09(a), 2.09(b), 2.11, 2.13(d) or 10.04(c), or amounts payable to any Issuing Bank in respect of Letters of Credit) to the relevant Lenders for the account of their Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 10.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) Presumption as to Allocation of Funds. If the Administrative Agent receives funds for application to the obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, and the Borrower has not otherwise directed how such funds are to be applied (which direction is consistent with the terms of the Loan Documents), the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Revolving Credit Advances, then to such Lender's proportionate share of the principal amount of all outstanding Term Advances and then to the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other obligations owed to such Lender, and for application to such principal installments, as the Administrative Agent shall direct.

                  (c) Charging of Accounts. The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made by the Borrower when due hereunder or under any Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due (with notice to the Administrative Agent and the Borrower promptly following such charge).

                  (d) Computations. All computations of interest and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days (or, in the case of Base Rate Advances bearing interest based upon clause (a) in the definition of "Base Rate" in Section 1.01, 365 or 366 days, as the case may be), and all computations of commitment fees shall be made by the Administrative Agent on the basis of a year of 365 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder made in accordance with the provisions of this Agreement shall be conclusive and binding for all purposes, absent manifest error.

                  (e) Payments Due on Non-Business Days. Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the immediately preceding Business Day.

                  (f) Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

                  Section 2.11.  Taxes.


                  (a) Payments to be Made Free of Taxes. Any and all payments by each Credit Party hereunder or under the Notes shall be made, in accordance with
Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Tax Indemnitee, income and franchise taxes and general taxes on capital imposed on such Tax Indemnitee by a jurisdiction as a result of such Tax Indemnitee being organized under the laws of such jurisdiction (or a political subdivision thereof) or of its principal office or Applicable Lending Office being located in such jurisdiction (or a political subdivision thereof) (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If a Credit Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Tax Indemnitee, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Tax Indemnitee receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions and
(iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) Other Taxes. In addition, each Credit Party agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made by it hereunder or under the Notes or from the execution, delivery or registration of this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) Indemnification by Credit Parties. Each Credit Party will indemnify each Tax Indemnitee for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by such Tax Indemnitee and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto; provided that the Credit Parties shall not be liable for any such Taxes, Other Taxes or liability that is found in a final, non-appealable judgment to have resulted from (1) the gross negligence or willful misconduct of such Tax Indemnitee or (2) the failure by the Administrative Agent to perform any of its obligations under this Agreement (but only to the extent such failure is found in a final, non-appealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent). This indemnification shall be made within 30 days from such date such Tax Indemnitee makes written demand therefor.

                  (d) Delivery of Evidence of Payment. Within 30 days after the date of any payment of Taxes, each Credit Party will furnish to the Administrative Agent, at its address referred to in Section 10.02, appropriate evidence of payment thereof. If such Credit Party shall make a payment hereunder or under the Notes through an account or branch outside the United States, or a payment is made on behalf of such Credit Party by a payor that is not a United States Person, such Credit Party will, if no taxes are payable in respect of such payment, furnish, or will cause such payor to furnish, to the Administrative Agent, at such address, a certificate from the appropriate taxing authority or authorities, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States Person" has the meanings specified in Section 7701 of the Code.

                  (e) Certain Obligations of Non-U.S. Lenders. Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement (in the case of each Initial Lender) and on the date of the Assignment and Acceptance pursuant to which it became a Lender (in the case of each other Lender), and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent or promptly upon the occurrence of any event requiring a change in the last form delivered by such Lender (but, in each case, only so long as such Lender remains lawfully able to do so after the date such Lender becomes a Lender hereunder), provide the Administrative Agent and the Borrower with either (i) Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of withholding tax on payments under this Agreement and the Notes or certifying that the income receivable pursuant to this Agreement and the Notes is effectively connected with the conduct of a trade or business in the United States or (ii) Internal Revenue Service form W-8, upon which the Borrower is entitled to rely, from a Lender that has not at the time such Lender becomes a Lender hereunder been named in any notice issued by the Secretary of the Treasury (or such Secretary's authorized delegate) pursuant to Sections 881(c)(2)(B) or 871(h)(5) of the Code, or any successor form or statement prescribed by the Internal Revenue Service in order to establish that such Lender is entitled to treat the interest payments under this Agreement and the Notes as portfolio interest that is exempt from withholding tax under the Code, together with a certificate stating that such Lender is not described in Section 881(c)(3) of the Code.

                  If the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero (or if the Lender cannot provide at such time such form because it is not entitled to reduced withholding under a treaty, the payments are not effectively connected income and the payments do not qualify as portfolio interest), withholding tax at such rate (or at the then existing U.S. statutory rate if the Lender cannot provide the form) shall be excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be excluded from Taxes for periods governed by such form; provided that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to the extent such tax results in liability for such payments, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States interest withholding tax, if any, applicable with respect to the Lender assignee on such date.

                  (f) Limitation upon Indemnification of Non-U.S. Lenders. For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form described in Section 2.11(e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under paragraph (e) above), such Lender shall not be entitled to indemnification under paragraph (a) or (c) above with respect to Taxes imposed by the United States.

                  (g) Mitigation. Any Lender claiming any additional amounts payable pursuant to this Section 2.11 shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office(s) if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (h) Survival. Without prejudice to the survival of any other agreement of the Credit Parties hereunder, the agreements and obligations of the Credit Parties contained in this Section 2.11 shall survive the payment in full of principal and interest hereunder and under the Notes.

                  Section 2.12. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances owing to it under either Facility (other than pursuant to Section 2.09(a), 2.09(b), 2.11, 2.13(d) or 10.04(c), or payments to any Issuing Bank in respect of Letters of Credit) in excess of its ratable share of payments on account of the Advances under such Facility obtained by all the relevant Lenders, such Lender shall forthwith purchase from the other relevant Lenders such participations in the Advances under such Facility owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each relevant Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  Section 2.13.  Letters of Credit.


                  (a) Issuance of Letters of Credit, Etc. On and after the Closing Date the Borrower may request any Issuing Bank to issue or have outstanding, on the terms and conditions hereinafter set forth, letters of credit for the account of the Borrower or its Restricted Subsidiaries (the "Letters of Credit") from time to time on any Business Day during the period from the Closing Date until the date 90 days prior to the Revolving Credit Commitment Termination Date; provided that:

                  (i) the aggregate Available Amount of all Letters of Credit shall not exceed at any time the Letter of Credit Sublimit and the aggregate outstanding principal amount of all Revolving Credit Advances when added to the aggregate amount of Letter of Credit Liabilities shall not at any time exceed the aggregate amount of Revolving Credit Commitments;

                  (ii) no Letter of Credit shall have an expiration date later than, or shall permit the account party or the beneficiary to require the renewal thereof to a date beyond, the earlier of (x) the date one year after the issuance thereof and (y) the date five Business Days prior to the Revolving Credit Commitment Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in the foregoing clause (y).

On each day during the period commencing with the issuance by any Issuing Bank of any Letter of Credit and until such Letter of Credit shall have been drawn in full or expired or been terminated, the Revolving Credit Commitment of each Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to such Lender's Pro Rata Share of the then undrawn amount of such Letter of Credit. Each Letter of Credit shall be denominated and payable in U.S. Dollars.

                  (b)  Request for Issuance.


                  (i) Notices of Issuance. Each Letter of Credit shall be issued upon notice, given not later than 1:00 P.M. (New York City time) three Business Days prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to any Issuing Bank and the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telex or telecopier, confirmed promptly in writing, specifying therein (A) the requested date of such issuance (which shall be a Business Day), (B) the Available Amount requested for such Letter of Credit, (C) the identity of the Issuing Bank with respect to such Letter of Credit, (D) the expiration date of such Letter of Credit, (E) the account party or parties for such Letter of Credit, (F) the name and address of the beneficiary of such Letter of Credit and (G) the form of such Letter of Credit, together with a description of the nature of the transactions or obligations proposed to be supported thereby. If the requested form of such Letter of Credit is acceptable to such Issuing Bank in its sole discretion, such Issuing Bank will, upon fulfillment of the applicable conditions set forth in
         Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 10.02 or as otherwise agreed with the Borrower in connection with such issuance.

                  (ii) Reports by Issuing Banks. Each Issuing Bank shall furnish
         (A) to the Administrative Agent on the first Business Day of each week a written report summarizing the issuance and expiration dates of Letters of Credit issued by it during the previous week and drawings during such week under all Letters of Credit issued by it, (B) to each Lender and to the Borrower on the first Business Day of each month, a written report summarizing the issuance and expiration dates of the Letters of Credit issued by it during the preceding month and drawings during such month under all Letters of Credit issued by it and (C) to the Administrative Agent and each Lender on the first Business Day of each calendar quarter, a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by it.

                  (c)  Drawing and Reimbursement.


                  (i) Reimbursement Upon Drawings, Etc. The payment by an Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Revolving Credit Advance to the Borrower in the amount of such payment, which the Borrower agrees to repay on demand and, if not paid on demand, shall bear interest, from the date demanded to the date paid in full (and which interest shall be payable on demand), (x) from and including the date of demand to but not including the second Business Day thereafter at the Base Rate in effect for each such day plus the Applicable Margin in effect for each such day, and
         (y) from and including said second Business Day thereafter at the Post-Default Rate. Without limiting the obligations of the Borrower hereunder, upon demand by such Issuing Bank through the Administrative Agent, each Lender having a Revolving Credit Commitment shall make Revolving Credit Advances in an aggregate amount equal to the amount of such Lender's Pro Rata Share of such advance by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of such Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the sum of (A) its Pro Rata Share of the outstanding principal amount of such advance plus (B) interest accrued and unpaid to and as of such date on the outstanding principal amount of such advance.

                  (ii) Reimbursement From Revolving Credit Advances. Each Lender agrees to make such Revolving Credit Advances on the Business Day on which demand therefor is made by any Issuing Bank through the Administrative Agent (provided that notice of such demand is given not later than 12:00 noon (New York City time) on such Business Day) or (if notice of such demand is given after such time) the first Business Day next succeeding such demand.

                  (iii) Interest Upon Failure to Make Revolving Credit Advances. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Revolving Credit Advance available to the Administrative Agent for the account of any Issuing Bank, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by such Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

                  (iv) Obligations of Revolving Credit Lenders Absolute. The Revolving Credit Advances provided for in this Section 2.13 shall be made by the Lenders irrespective of whether there has occurred and is continuing any Default or Event of Default or of whether any other condition precedent specified in Article III has not been satisfied, and the obligation of each Lender under the Revolving Credit Facility to make such Revolving Credit Advances is absolute and unconditional.

                  (d)  Increased Costs.


                  (i) Change in Law. If any change in any law or regulation or in the interpretation thereof (to the extent any such change occurs after the date hereof) by any court or administrative or governmental authority charged with the administration thereof shall either (x) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, any Issuing Bank or any Lender or (y) impose on any Issuing Bank or any Lender any other condition regarding this Agreement, such Issuing Bank or such Lender or any Letter of Credit, and the result of any event referred to in the preceding clause (x) or (y) shall be to increase the cost to such Issuing Bank or such Lender of issuing or maintaining any Letter of Credit or any commitment hereunder in respect of Letters of Credit, then, upon demand by such Issuing Bank or such Lender, the Borrower shall immediately pay to such Issuing Bank or such Lender, from time to time as specified by such Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate such Issuing Bank or such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Issuing Bank or such Lender shall be conclusive and binding for all purposes, absent manifest error.

                  (ii) Excluded Periods. The Borrower shall not be obligated to pay any additional amounts arising pursuant to this Section 2.13(d) that are attributable to the Excluded Period with respect to such additional amounts; provided that if an applicable law, rule, regulation, guideline or request shall be adopted or made on any date and shall be applicable to the period (a "ss.2.13(d) Retroactive Period") prior to the date on which such law, rule, regulation, guideline or request is adopted or made, the limitation on the Borrower's obligation to pay such additional amounts hereunder shall not apply to the additional amounts payable in respect of such ss.2.13(d) Retroactive Period so long as the Borrower receives written notice of such law, rule, regulation, guideline or request from the Administrative Agent or any Lender within 180 days after its adoption.

                  (e) Obligations of Borrower Absolute. The obligations of the Borrower under this Agreement and any other L/C Related Document shall, to the extent permitted by law, be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of such L/C Related Document under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of any one or more of such other documents and agreements, including, but not limited to, the L/C Related Documents;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (v) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of such Letter of Credit, except to the extent that such payment resulted from such Issuing Bank's willful misconduct or gross negligence, as found in a final, non-appealable judgment by a court of competent jurisdiction, in determining whether such draft or certificate complies on its face with the terms of such Letter of Credit;

                  (vi) any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the obligations of the Borrower in respect of the L/C Related Documents; or

                  (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

                  Section 2.14.  Replacement of Lenders, Etc.


                  (a) Replacement of Lenders. Subject to clause (b) below, if any Lender requests compensation pursuant to Section 2.09(a), 2.09(b), 2.11 or 2.13(d), or the obligation of any Lender to make, or to Convert Base Rate Advances into, or to Continue, Eurodollar Rate Advances shall be suspended pursuant to Section 2.09(c) or 2.09(d) (such Lender being herein called an "Affected Lender"), then, so long as such condition exists, the Borrower may, after the date 30 days after the date of such request or suspension, (x) designate an assignee acceptable to the Administrative Agent and each Issuing Bank (which acceptance will not be unreasonably withheld) that is not an Affiliate of the Borrower (such assignee being herein called a "Replacement Lender") to assume the Affected Lender's Commitments and other obligations hereunder and to purchase the Affected Lender's Advances and other rights under the Loan Documents (all without recourse to or representation or warranty by, or expense to, the Affected Lender) for a purchase price equal to the aggregate principal amount of the outstanding Advances held by the Affected Lender plus all accrued but unpaid interest on such Advances and accrued but unpaid fees owing to the Affected Lender (and upon such assumption, purchase and substitution, and subject to the execution and delivery to the Administrative Agent by the Replacement Lender of documentation satisfactory to the Administrative Agent and compliance with the requirements of Section 10.07(c), the Replacement Lender shall succeed to the rights and obligations of the Affected Lender hereunder and the other Loan Documents), (y) pay to the Affected Lender all amounts payable to such Affected Lender under Section 10.04(c), calculated as if the purchase by the Replacement Lender constituted a mandatory prepayment of Advances by the Borrower, and (z) pay to the Administrative Agent the processing and recordation fee specified in Section 10.07(a)(vi) with respect to such assignment. If the Borrower exercises its rights under the preceding sentence, the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under the other Loan Documents; provided that the obligations of the Borrower to the Affected Lender under Sections 2.09, 2.11 and 10.04 with respect to events occurring or obligations arising before or as a result of such replacement shall survive such exercise.

                  (b) Certain Limitations Upon Exercise of Rights by Borrower. The Borrower may not exercise its rights under this Section 2.14 (i) with respect to any Affected Lender unless the Borrower simultaneously exercises such rights with respect to all Affected Lenders, (ii) if a Default or an Event of Default has occurred and is then continuing or (iii) with respect to any Lender that has taken action to eliminate the need for any additional compensation under Section 2.09(a), 2.09(b), 2.11 or 2.13(d), as applicable.

                                   ARTICLE III

                              CONDITIONS OF LENDING

                  Section 3.01. Initial Extensions of Credit. The obligation of any Lender or any Issuing Bank to make its initial extension of credit hereunder (whether by making an Advance or issuing a Letter of Credit) is subject to the condition precedent that (1) such extension of credit shall be made on or before December 10, 1999 and (2) the Administrative Agent shall have received the following in form and substance satisfactory to it:

                  (a)  Notes.  The Notes, duly executed by the Borrower.


                  (b) Organizational Documents, Etc. For each Obligor, such documents and certificates as the Administrative Agent shall have reasonably requested relating to the organization, existence and good standing of each Obligor, the authorization of the Credit Agreement Transactions and any other legal matters relating to the Obligors, this Agreement, the other Loan Documents or the Credit Agreement Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (c) Opinions of Counsel to the Credit Parties. Favorable opinions of Buchanan Ingersoll Professional Corporation, special counsel for the Credit Parties, and Colin Higgin, Deputy General Counsel of Adelphia, in substantially the form of Exhibit C-1 and C-2, respectively, and otherwise reasonably satisfactory to the Administrative Agent and the Lenders (and each Credit Party hereby requests such counsel to deliver such opinions).

                  (d) Opinion of Special FCC Counsel. A favorable opinion of Cole, Raywid & Braverman, L.L.P., special FCC counsel for the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders (and each Credit Party hereby requests such counsel to deliver such opinion).

                  (e) Opinion of Counsel to Citibank. A favorable opinion of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel for Citibank, in substantially the form of Exhibit D (and Citibank hereby requests such counsel to deliver such opinion).

                  (f) Certificate of Financial Officer of Borrower. A certificate of a Financial Officer of the

         Borrower:

                           (i) to the effect that the representations and
                  warranties contained in each Loan Document are correct on and as of the Closing Date, before and after giving effect to the transactions contemplated hereby (and in each case giving effect also to the contribution to the Borrower of the Contributed Systems as contemplated by the Contribution Agreement and the Exchange Agreement), as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

                           (ii) to the effect that no event has occurred and is continuing that constitutes a
                  Default or an Event of Default; and

                          (iii) demonstrating compliance on a pro forma basis
                 with the Borrower's financial covenants contained in Section
                 6.13 (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the most recent fiscal quarter, under the assumption that the Advances made on the Closing Date shall have been made at the beginning of the applicable period).

                  (g) Contribution of Systems. Evidence that Century and TCI shall have transferred to the Borrower the Contributed Systems and related assets contemplated by the provisions of the Contribution Agreement and the Exchange Agreement to be transferred to the Borrower, in all material respects in accordance with the terms of the Contribution Agreement and the Exchange Agreement (and no material provision thereof shall have been waived, amended, supplemented or otherwise modified in any material respect without the consent of the Required Lenders); and the Administrative Agent shall have received a certificate of a Financial Officer to such effect and to the effect that attached thereto are true and complete copies of the documents delivered in connection with the closing thereunder.

                  (h) Repayment of Existing Credit Agreements, Etc. Evidence that the Borrower shall have repaid (or is simultaneously repaying) all amounts outstanding under the Existing Credit Agreements and all other Indebtedness (other than any Existing Affiliate Indebtedness) that is
         (x) to be assumed by the Borrower upon contribution of Contributed Systems to the Borrower by Century and TCI and (y) not permitted under
         Section 6.01(b), that all commitments to lend thereunder shall have been (or shall simultaneously be) terminated, and that all Liens securing such obligations that are not permitted under Section 6.02(b) have been released in a manner satisfactory to the Administrative Agent and that all commitments to extend credit thereunder shall have been terminated.

                  (i) Governmental and Third-Party Approvals. Evidence of receipt of all governmental and third party consents and approvals necessary in connection with this Agreement and that the same remain in effect, including approvals from all Governmental Authorities required with respect to the transfer to the Borrower of the Contributed Systems and related assets by Century and TCI or their respective Affiliates pursuant to the Contribution Agreement and the Exchange Agreement.

                  (j) Lien Search. The results of a recent lien search in each of the jurisdictions requested by the Administrative Agent, and such searches shall reveal no liens on any of the assets of any Obligor except for Liens permitted by Section 6.02 or Liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory in form and substance to the Administrative Agent.

                  (k) Evidence of Insurance. Evidence of the existence of all insurance required to be maintained by the Borrower and its Restricted Subsidiaries hereunder.

                  (l) Management Agreement; Management Fee Subordination Agreement. The Management Agreement, duly executed and delivered by the respective parties thereto, in form and substance satisfactory to the Administrative Agent, together with a Management Fee Subordination Agreement, duly executed and delivered by the Borrower and the Manager.

                  (m) Payment of Certain Fees. Evidence that the Borrower shall have paid all fees required to be paid, and all expenses for which invoices have been presented, on or before the Closing Date (including, without limitation, the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to Citibank).

                  (n) Pledge Agreements. The Administrative Agent shall have received the Partners Pledge Agreement and the Credit Party Pledge Agreement (and, to the extent that on the Closing Date any Restricted Subsidiary shall not be a Wholly Owned Subsidiary of the Borrower, an appropriate Minority Owner Pledge Agreement) each duly executed and delivered by the respective pledgors party thereto, and each of such pledgors shall have taken such action (including delivery of any certificates evidencing any Capital Securities pledged pursuant to any of such Pledge Agreements) as the Administrative Agent shall have reasonably requested to perfect the Lien created thereunder under applicable law. In addition, the Administrative Agent shall be satisfied that (i) the Lien granted to the Administrative Agent pursuant to each such Pledge Agreement constitutes a first priority perfected security interest; and (ii) no Lien exists on any of Capital Securities pledged pursuant to any of such Pledge Agreements other than the Lien created in favor of the Administrative Agent thereunder.

                  (o) Other Documents. Such other documents as the Administrative Agent or any Lender or special New York counsel to Citibank may reasonably request.

                  Section 3.02. Conditions Precedent to Term Borrowing. The obligation of each Term Lender to make the Term Advances shall be subject to the conditions precedent that either (a) the principal of and interest on all Existing Affiliate Indebtedness shall be paid in full from the proceeds thereof (and from any other funds necessary at the time to repay interest to the extent that the aggregate amount of such principal and interest shall exceed the aggregate amount of the Term Commitments) or (b) no Existing Affiliate Indebtedness has been assumed by the Borrower upon the contribution to the Borrower of the Contributed Systems pursuant to the Contribution Agreement.

                  Section 3.03. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Lender to make an Advance on the occasion of each Borrowing (excluding, however, the making of any Advance pursuant to Section 2.13), and the right of the Borrower to request the issuance of Letters of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or issuance such statements are true):

                  (a) the representations and warranties contained in each Loan Document are correct in all material respects on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom (and, in the case of the initial Borrowing, giving effect also to the contribution to the Borrower of the Contributed Systems as contemplated by the Contribution Agreement and the Exchange Agreement), as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

                  (b) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default or an Event of Default.

                  Section 3.04. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of the Borrowings made on the Closing Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  Each Credit Party represents and warrants to the Administrative Agent and each of the Lenders that:

                  Section 4.01. Organization; Powers. It (i) is a corporation (or, as the case may be, a limited liability company or partnership) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation (or limited liability company or partnership, as the case may be) in each other jurisdiction in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure so to qualify and be in good standing has had or could reasonably be expected to have a Material Adverse Effect and (iii) has all requisite power (corporate or other) and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party and, in the case of the Borrower, to borrow hereunder.

                  Section 4.02. Authorization. The execution, delivery and performance by each Credit Party of this Agreement and each other Loan Document to which it is or is required to be a party, and the consummation of the Credit Agreement Transactions, are within such Credit Party's powers (corporate or other), have been duly authorized by all necessary corporate or other action, and do not (i) contravene such Credit Party's articles, charter, by-laws, or operating or partnership agreement or other organizational documents, or any directors' or shareholders' resolution, (ii) violate any applicable law, rule, regulation, order, writ, judgment, injunction, decree, determination or award of any Governmental Authority binding upon or affecting such Credit Party, (iii) conflict with or result in the breach of, or constitute a default under, any agreement, contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Credit Party or any of the properties of any Credit Party or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Credit Party. No Credit Party is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award of any Governmental Authority or in breach of any such agreement, contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which has had or could be reasonably expected to have a Material Adverse Effect.

                  Section 4.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by each Credit Party party thereto will constitute, a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally.

                  Section 4.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Credit Agreement Transactions, except for such as will have been made or obtained and are in full force and effect as of the Closing Date.

                  Section 4.05.  Financial Statements.


                  (a) Financial Statements. The Borrower has heretofore furnished to each of the Lenders the following financial statements:

                  (i) the pro forma unaudited combined statements of revenues and operating expenses and capital expenditures of the Contributed Systems as of and for the fiscal years ended December 31, 1997 and December 31, 1998, respectively, each of which financial statements has been prepared under the assumption that the transactions contemplated by the Contribution Agreement and the Exchange Agreement had been consummated at the beginning of such respective periods; and

                  (ii) the pro forma unaudited combined balance sheet and statements of revenues and operating expenses of the Contributed Systems as of and for the six-month period ended June 30, 1999, each of which financial statements has been prepared under the assumption that the transactions contemplated by the Contribution Agreement and the Exchange Agreement had been consummated at the beginning of such period.

All such financial statements are complete and correct and fairly present in all material respects the actual or pro forma (as the case may be) financial condition of the respective entities as at said respective dates and the actual or pro forma (as the case may be) results of their operations for the applicable periods ended on said respective dates, all in accordance with GAAP applied on a consistent basis. As of the date hereof, there are no material contingent liabilities, material liabilities for taxes, material unusual forward or long-term commitments or material unrealized or anticipated losses from any unfavorable commitments of the Borrower or any of its Restricted Subsidiaries, or any of the Contributed Systems, except as referred to or reflected or provided for in said unaudited financial statements as at September 30, 1999.

                  (b) Pro forma Compliance with Financial Covenants. The certificate delivered pursuant to Section 3.01(f)(iii) has been based on estimates that the Borrower believes are fair, accurate and reasonable at the time such certificate has been furnished to the Lenders.

                  Section 4.06. No Material Adverse Change. Since December 31, 1998, there has been no material adverse change in the consolidated financial condition, operations, business or prospects of the Contributed Systems (taken as a whole) from that set forth in the financial statements as at said date referred to in Section 4.05(a)(i) and 4.05(a)(ii), and, since the Closing Date (after giving effect to the transactions contemplated to occur hereunder on the Closing Date), there has been no material adverse change in the consolidated financial condition, operations, business or prospects of the Borrower and its Restricted Subsidiaries taken as a whole.

                  Section 4.07. Title to Properties, Etc. Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all properties and assets which are material to the Borrower and its Restricted Subsidiaries, taken as a whole, except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.02.

                  Section 4.08. Subsidiaries; Other Equity Investments. Set forth on Schedule 4.08 is a complete and accurate list of all Subsidiaries of each Credit Party as of the Closing Date showing as of the Closing Date (as to each Restricted Subsidiary) the jurisdiction of its organization, the number of shares of each class of capital stock or membership or partnership interests authorized, and the number outstanding and the percentage of the outstanding shares or interests of each such class owned, directly or indirectly, by such Credit Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. All of the outstanding capital stock or membership or partnership interests of all of such Restricted Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by such Credit Party or one or more of its Restricted Subsidiaries free and clear of all Liens. Each Restricted Subsidiary
(i) is a corporation (or, as the case may be, a limited liability company or partnership) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) is duly qualified and in good standing as a foreign corporation or limited partnership, as the case may be, in each other jurisdiction in which the conduct of its business requires it to so qualify or be licensed and where, in each case, failure to so qualify and be in good standing has had or could reasonably be expected to have a Material Adverse Effect and (iii) has all requisite power (corporate or other) and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. On the date hereof, there are no Unrestricted Subsidiaries.

                  Section 4.09.  Litigation; Compliance with Laws.


                  (a) Litigation. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of any Credit Party, threatened against or affecting the Borrower or any Restricted Subsidiary or any business, property or rights of the Borrower or any Restricted Subsidiary (i) that involve any Loan Document or the Credit Agreement Transactions or (ii) as to which there is a reasonable likelihood of an adverse determination and that, if adversely determined, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

                  (b) Compliance with Laws. Neither the Borrower nor any Restricted Subsidiary nor the CATV Systems owned by them is in violation of, nor will the continued operation of their properties and assets as currently conducted, violate any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permits), or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default has had or could reasonably be expected to have a Material Adverse Effect.

                  Section 4.10.  Agreements.


                  (a) No Default Under Agreements, Etc. Neither the Borrower nor any Restricted Subsidiary is in default in any manner under any provision of (i) any agreement or instrument evidencing Indebtedness or relating to any Franchise, (ii) the Management Agreement or (iii) the Partnership Agreement, where such default has had or could reasonably be expected to have a Material Adverse Effect.

                  (b) Restrictive Agreements. As of the date hereof, other than as set forth in Schedule 4.10, neither the Borrower nor any Restricted Subsidiary is subject to any indenture, agreement, instrument or other arrangement of the type prohibited in Section 6.03.

                  Section 4.11. Federal Reserve Regulations. Neither the Borrower nor any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Advance will be used by the Borrower or any Restricted Subsidiary, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates Regulation U or X.

                  Section 4.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company," as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Subsidiaries is a "holding company", as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                  Section 4.13. Tax Returns. Each of the Borrower and its Restricted Subsidiaries has filed or caused to be filed all material national, Federal, state, provincial and other tax returns, extensions or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except (i) taxes and assessments that are being contested in good faith by appropriate proceedings and for which it shall have set aside on its books adequate reserves in accordance with GAAP and (ii) taxes and assessments the failure to pay which has not had and could not reasonably be expected to result in a Material Adverse Effect.

                  Section 4.14. No Material Misstatements. None of (x) the Confidential Information Memorandum or (y) the information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading, other than a material fact the effect of which is favorable to the Borrower; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast, projection or expressions of opinion, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule. There is no fact known to the Borrower that has had or could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Administrative Agent or the Lenders for use in connection with the transactions contemplated hereby or thereby.

                  Section 4.15. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Advance hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might result in the incurrence by the Borrower or any member of the Controlled Group of any material liability, fine or penalty. Neither the Borrower nor any member of the Controlled Group has any material contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

                  Section 4.16. Environmental Matters. Except as set forth in
Schedule 4.16, the operations and properties of each Credit Party and each of its Subsidiaries are in compliance in all material respects with all Environmental Laws, all necessary Environmental Permits have been obtained and are in effect for the operations and properties of each Credit Party and its Subsidiaries. Each Credit Party and its Subsidiaries are in compliance in all material respects with all such Environmental Permits, no circumstances exist that could (i) form the basis of an Environmental Claim of $5,000,000 or more against any Credit Party or any of its Subsidiaries or (ii) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that has had or could reasonably be expected to have a Material Adverse Effect, and, to the knowledge of each Credit Party and its Subsidiaries, no investigation (other than routine investigations) of any such operation or property has been or is being conducted by any Governmental Authority with respect to the enforcement of any Environmental Law other than investigations which have not had and could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.17. Insurance. Schedule 4.17 sets forth a true, complete and correct description of all material insurance maintained by the Borrower (including insurance maintained by the Borrower for its Restricted Subsidiaries) as of the date hereof. As of the date hereof, such insurance is in full force and effect and all premiums which have become due and payable have been duly paid. Each of the Borrower and its Restricted Subsidiaries maintains insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

                  Section 4.18. Solvency. Immediately after the consummation of the Credit Agreement Transactions on the Closing Date and immediately following the making of each Advance and after giving effect to the application of the proceeds thereof, and taking into account all rights of indemnity, subrogation and contribution of the Credit Parties under applicable law and under Section 9.08, each Credit Party is Solvent.

                  Section 4.19. Intellectual Property. Each of the Borrower and its Restricted Subsidiaries owns or has rights to use all Intellectual Property necessary for the conduct of its business as currently conducted, except for any failure to so own or have rights to use Intellectual Property which, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, neither the use of the Intellectual Property by the Borrower and its Restricted Subsidiaries nor the conduct of their respective businesses (including the marketing, sale, distribution and use of the products or services of the Borrower or any Restricted Subsidiary) infringes on the rights of any Person in any material respect and in any manner which has had or could reasonably be expected to have a Material Adverse Effect.

                  Section 4.20. Year 2000. The Borrower and each other Credit Party has reviewed the areas within its business and operations (including those affected by suppliers and vendors) which could be adversely affected by, and prior to the date hereof, has addressed, the "Year 2000 Problem" (that is, the risk that computer applications used by such Persons (or suppliers and vendors) may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to and any date after December 31, 1999). The Year 2000 Problem could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.21. Franchises. Each Franchise of the Borrower and each of its Restricted Subsidiaries is in full force and effect pursuant to each agreement set forth on Schedule 4.21, was lawfully issued pursuant to the rules and regulations of each jurisdiction set forth on Schedule 4.21 and authorizes the Borrower and each such Restricted Subsidiary to operate such Franchise until the dates set forth on Schedule 4.21, and no other or further approval, filing or other action of any Governmental Authority is or will be necessary or advisable in order to permit the Borrower's or any of its Restricted Subsidiaries' operation of its CATV Systems in accordance with the terms thereof. Schedule 4.21 correctly identifies each franchisee. The Borrower and its Restricted Subsidiaries are in compliance with all material terms and conditions of each of their respective Franchises and FCC Licenses and no event has occurred or exists which permits or, after the giving of notice or the lapse of time or both, would permit the revocation or termination of any such Franchise or FCC License. No Unrestricted Subsidiary owns or has rights to any FCC License or Franchise necessary for the ongoing operations of the Borrower and its Restricted Subsidiaries or their respective CATV Systems.

                  Section 4.22. FCC Licenses, Utilities Etc. The Borrower and each of its Restricted Subsidiaries owns, possesses and has the right to use all licenses, permits and other rights, including all material agreements with public utilities and microwave transmission companies, pole use access or rental agreements (including Pole Agreements and Pole Rental Leases) and all other utility easements, necessary to own and operate its property and its CATV Systems and to carry on its business as presently conducted or as presently planned to be conducted. Each of the foregoing is in full force and effect and the Borrower and each of its Restricted Subsidiaries is in compliance in all material respects with all the terms and conditions of each thereof, with no known conflict with the rights of others.

                  Section 4.23.  The CATV Systems.


                  (a) Compliance With Law. The Borrower and each of its Restricted Subsidiaries, and the CATV Systems owned by each of them, are in compliance in all material respects with all applicable federal, state and local laws, rules and regulations, including without limitation, the Communications Act of 1934, the Copyright Revision Act of 1976, and the rules and regulations of the FCC and the United States Copyright Office, including, without limitation, rules and laws governing system registration, use of aeronautical frequencies and signal carriage, equal employment opportunity, cumulative leakage index testing and reporting, signal leakage, and subscriber privacy, except to the extent that the failure to so comply with any of the foregoing could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing (except to the extent that the failure to comply with any of the following could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except as set forth in Schedule 4.23 hereto):

                  (i) the communities included in the areas covered by the Franchises have been registered with the FCC;

                  (ii) all of the annual performance tests on such CATV Systems required under the rules and regulations of the FCC have been performed and the results of such tests demonstrate satisfactory compliance with the applicable requirements being tested in all material respects;

                  (iii) to the knowledge of the Borrower, such CATV Systems currently meet or exceed the technical standards set forth in the rules and regulations of the FCC, including, without limitation, the leakage limits contained in 47 C.F.R. Section 76.605(a)(11);

                  (iv) to the knowledge of the Borrower, such CATV Systems are being operated in compliance with the provisions of 47 C.F.R. Sections
         76.610 through 76.619 (mid-band and super-band signal carriage), including 47 C.F.R. Section 76.611 (compliance with the cumulative signal leakage index); and

                  (v) to the knowledge of the Borrower, where required, appropriate authorizations from the FCC have been obtained for the use of all aeronautical frequencies in use in such CATV Systems and such CATV Systems are presently being operated in compliance with such authorizations (and all required certificates, permits and clearances from governmental agencies, including the Federal Aviation Administration, with respect to all towers, earth stations, business radios and frequencies utilized and carried by such CATV Systems have been obtained).

                  (b) Copyright Filings. To the knowledge of the Borrower, all notices, statements of account, supplements and other documents (collectively, the "Copyright Filings") required under Section 111 of the Copyright Act of 1976 and under the rules of the Copyright Office with respect to the carriage of broadcast station signals by the CATV Systems to be owned by the Borrower and its Subsidiaries have been duly filed, and the proper amount of copyright fees have been paid on a timely basis, and each such CATV System qualifies for the compulsory license under Section 111 of the Copyright Act of 1976, except to the extent that the failure to so file or pay could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect. To the knowledge of the Borrower, there is no pending claim, action, demand or litigation by any other person with respect to the Copyright Filings or related royalty payments made by such CATV Systems that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  (c) Off-Air Signals. The carriage of all off-air signals by the CATV Systems to be owned by the Borrower and its Subsidiaries is permitted by valid transmission consent agreements or by must-carry elections by broadcasters, or is otherwise permitted under applicable law, except to the extent the failure to obtain any of the foregoing could not (either individually or in the aggregate) reasonably be expected to have a Material Adverse Effect.

                  (d) Operating Assets Sufficient. The assets of the CATV Systems to be owned by the Borrower and its Subsidiaries are adequate and sufficient in all material respects for all of the current operations of such CATV Systems.

                  Section 4.24. Certain Agreements. The Borrower has heretofore delivered to the Administrative Agent a true and complete copy of the Contribution Agreement, the Exchange Agreement, the Management Agreement and the Partnership Agreement (including all modifications or supplements to each thereof) and each of the Contribution Agreement, the Exchange Agreement, the Management Agreement and the Partnership Agreement has been duly executed and delivered by each party thereto and is in full force and effect.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  Each Credit Party covenants and agrees with each Lender that so long as this Agreement shall remain in effect, and until the Term Commitments and Revolving Credit Commitments have been terminated and the principal of and interest on each Advance, all fees and all other expenses or amounts (other than contingent indemnity obligations) payable under the Loan Documents shall have been paid in full, all Letters of Credit have been canceled or have expired (or fully collateralized with cash or one or more letters of credit acceptable to each Issuing Bank and the Administrative Agent) and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

                  Section 5.01. Financial Statements, Reports, Etc. The Borrower shall furnish to the Administrative Agent (with sufficient copies thereof for each Lender):

                  (a) as soon as available and in any event within 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2000, the consolidated balance sheet and related statements of operations, partners' equity and cash flows of the Borrower and its Restricted Subsidiaries, showing the financial condition of the Borrower and its Restricted Subsidiaries as of the close of such fiscal year and the results of operations of the Borrower and its Restricted Subsidiaries during such year, all audited by the Accountants and accompanied by an opinion of the Accountants (without any Impermissible Qualification) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its Restricted Subsidiaries in accordance with GAAP (it being understood, however, that such financial statements need not set forth comparative figures to any prior fiscal year that ends before December 31, 2000);

                  (b) as soon as available and in any event within 90 days after the end of each of the first three fiscal quarters in each fiscal year, the consolidated balance sheet and related statements of operations, partners' equity and cash flows of the Borrower and its Restricted Subsidiaries, showing the financial condition of the Borrower and its Restricted Subsidiaries as of the close of such fiscal quarter and the results of operations of the Borrower and its Restricted Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of the Borrower's Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its Restricted Subsidiaries in accordance with GAAP, subject to normal year-end audit adjustments and lack of footnote disclosures;

                  (c) (i) concurrently with any delivery of financial statements under paragraph (a), a certificate of the Accountants (which certificate may be limited to accounting matters and disclaim responsibility for legal matters) opining that in making their examination in connection with rendering their opinion with respect to such statements, such Accountants have not obtained knowledge that an Event of Default or Default has occurred (or, if such Accountants have obtained knowledge that an Event of Default or Default has occurred, specifying the nature and extent thereof), and (ii) concurrently with any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit I (A) certifying that in making his or her examination in connection with rendering such certificate with respect to such statements, such Financial Officer has not obtained knowledge that an Event of Default or Default has occurred or, if such Financial Officer has obtained knowledge that an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (B) identifying any Restricted Subsidiaries that during the period covered by such statements have been designated as Unrestricted Subsidiaries, or vice versa, and certifying that each such designation complied with the requirements of Section 6.04, (C) identifying the Restricted Transactions effected during such period that avail themselves of the exceptions set forth in Section 6.08(a) or Section 6.08(d), and certifying that each such Restricted Transaction complied with the requirements of Section 6.08 and (D) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.01, 6.02, 6.05, 6.06, 6.07, 6.08, 6.10 and 6.13;

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Restricted Subsidiary, or by Century, with the U.S. Securities and Exchange Commission, or any Governmental Authorities succeeding to any or all of the functions of said Commission, or with any securities exchange, or distributed to its shareholders, as the case may be; and

                  (e) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower and its Restricted Subsidiaries, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

                  Section 5.02. Other Notices. Each of the Credit Parties will furnish to the Administrative Agent (with sufficient copies thereof for each Lender):

                  (a) as soon as possible and in any event within five Business Days after any Responsible Officer knows or has reason to believe that a Default or Event of Default has occurred, written notice specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                  (b) as soon as possible and in any event within five Business Days after any Responsible Officer has knowledge thereof, written notice of the filing or commencement of, or of any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Restricted Subsidiary that, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

                  (c) prompt written notice of the assertion of any Environmental Claim by any Person against, or with respect to the operations and properties of, such Credit Party or any of its Subsidiaries, other than any Environmental Claim that, if adversely determined, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

                  (d) prompt written notice of any development known to any Responsible Officer that has had or could reasonably be expected to have a Material Adverse Effect.

                  Section 5.03. Existence; Businesses and Properties. Each of the Credit Parties will, and will cause each of its Restricted Subsidiaries to:

                  (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.07; and

                  (b) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, Franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority (including Environmental Laws), whether now in effect or hereafter enacted, except for failures to comply which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times, except for failures to maintain and preserve property that have not had and could not reasonably be expected to have a Material Adverse Effect.

                  Section 5.04. Insurance. Each Credit Party will, and will cause each of the Restricted Subsidiaries to, maintain insurance with financially sound and reputable insurance companies, and with respect to property and risks of a character usually maintained by Persons engaged in the same or similar business similarly situated, against loss, damage and liability of the kinds and in the amounts customarily maintained by such corporations.

                  Section 5.05. Obligations and Taxes. Each of the Credit Parties will, and will cause each of the Restricted Subsidiaries to, pay its Indebtedness and other obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof prohibited by Section 6.02; provided that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and such Credit Party shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

                  Section 5.06. Notice of Certain Events Relating to Pension Plans. Immediately upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligor furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligor of any material liability, fine or penalty, the Borrower will furnish or cause to be furnished to the Administrative Agent (with sufficient copies for each Lender) notice thereof and copies of all documentation relating thereto.

                  Section 5.07. Maintaining Records; Access to Properties and Inspections. Each of the Credit Parties will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in conformity with GAAP. Each Credit Party will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrower and its Restricted Subsidiaries at reasonable times and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower and its Restricted Subsidiaries with the officers thereof and independent accountants therefor (it being understood that the Borrower shall be entitled to be present at any meeting scheduled between such independent accountants and the Administrative Agent or a Lender to discuss the affairs, finances and condition of the Borrower and its Restricted Subsidiaries, but the Borrower's failure to attend any such meeting of which it has received at least three Business Days' notice shall not preclude any such meeting from taking place).

                  Section 5.08. Environmental Laws. Each of the Credit Parties will, and will cause each of its Subsidiaries to comply, and use commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any Remedial Action in accordance with Environmental Laws, except where such non-compliance or failure to obtain or renew Environmental Permits or to conduct any Remedial Action has not had and could not reasonably be expected to have a Material Adverse Effect; provided that neither the Borrower nor any Restricted Subsidiary shall be required to undertake any Remedial Action to the extent that any applicable obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

                  Section 5.09. Guarantees and Collateral; Ownership of Restricted Subsidiaries.


                  (a) Guarantees of Obligations. It is the intent of the parties hereto that all of the obligations of the Borrower hereunder shall be unconditionally guaranteed by all of its Restricted Subsidiaries to the maximum extent permitted under the laws of the jurisdiction of organization of any such Restricted Subsidiary. Accordingly, in the event that any Subsidiary shall be formed, acquired or come into existence after the date hereof (a "New Subsidiary") then, unless the Borrower shall designate such New Subsidiary as an Unrestricted Subsidiary hereunder, the Credit Parties will cause such New Subsidiary to (i) execute and deliver an Assumption Agreement in substantially the form of Exhibit G pursuant to which such New Subsidiary will become a "Guarantor" and a "Credit Party" hereunder and under the Credit Party Pledge Agreement, and Guarantee the Guaranteed Obligations hereunder as provided in the definition of such term in Section 9.01 and (ii) deliver such proof of corporate or other action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Credit Party pursuant to Section
3.01 on the Closing Date or as the Administrative Agent shall have reasonably requested.

                  (b) Additional Collateral. Without limiting the generality of the provisions of paragraph (a) above, the Borrower will, and will cause each of its Restricted Subsidiaries and each Minority Owner to, cause the Administrative Agent to have at all times a first priority perfected security interest in all of the issued and outstanding Capital Securities of the Restricted Subsidiaries at any time owned by the Borrower or any of its Restricted Subsidiaries on or after the Closing Date (including any such Capital Securities acquired or created after the Closing Date, including any such Capital Securities in any newly-acquired or formed Restricted Subsidiary or any newly-designated Restricted Subsidiary). Without limiting the generality of the foregoing, the Borrower will and will cause each of its Restricted Subsidiaries and each Minority Owner to, execute and deliver the Credit Party Pledge Agreement (or a supplement thereto, pursuant to which such Restricted Subsidiary shall become a party thereto), or a Minority Owner Pledge Agreement, and to take such action from time to time (including delivery of any certificates evidencing any Capital Securities pledged pursuant to any of such Pledge Agreements), as the Administrative Agent shall reasonably request to effect the foregoing.

                  Section 5.10. Franchises. Each Credit Party shall, and shall cause each of the Restricted Subsidiaries to, continue to comply with the terms of all Franchises to which it is subject, and shall do, and cause each of the Restricted Subsidiaries to do, everything necessary or desirable to maintain the Franchises in good standing, to prevent the termination or forfeiture of the Franchises and to ensure that the Franchises are renewed upon their respective times of expiry on at least as favourable terms as the terms on which they were or are originally granted, except to the extent that any such failure to comply with the terms of such Franchises, to maintain such Franchises or to prevent the termination or forfeiture of such Franchises could not reasonable be expected to have a Material Adverse Effect. Notwithstanding the foregoing, the obligations of the Credit Parties and the Restricted Subsidiaries with respect to their compliance with the terms of the Franchises disclosed in Schedule 4.21 shall be satisfied if the Borrower and its Restricted Subsidiaries use their best efforts to achieve compliance in all material respects with such terms as soon as possible and continue such compliance thereafter.

                  Section 5.11. Use of Proceeds. The Borrower will use the proceeds of the Advances hereunder solely as permitted by Section 2.01(d), in each case in compliance with all applicable legal and regulatory requirements, including, without limitation, Regulations U and X and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder); provided that neither the Administrative Agent nor any Lender shall have any responsibility as to the use of any of such proceeds.

                  Section 5.12. Accuracy of Information. All written information furnished after the date hereof by the Credit Parties to the Administrative Agent and the Lenders in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) prepared in good faith and based on reasonable estimates and assumptions, on the date as of which such information is stated or certified.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Each Credit Party covenants and agrees with each Lender that so long as this Agreement shall remain in effect, and until the Term Commitments and Revolving Credit Commitments have been terminated and the principal of and interest on each Advance, all fees and all other expenses or amounts (other than contingent indemnity obligations) payable under the Loan Documents shall have been paid in full, all Letters of Credit have been canceled or have expired (or fully collateralized with cash or one or more letters of credit acceptable to each Issuing Bank and the Administrative Agent) and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

                  Section 6.01. Indebtedness. None of the Credit Parties will, nor will they cause or permit any of the Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness except:

                  (a)  Indebtedness under this Agreement and the Notes;

                  (b) Indebtedness of the Borrower and its Restricted Subsidiaries (other than Existing Affiliate Indebtedness) assumed upon the contribution to the Borrower of the Contributed Systems and set forth on Schedule 6.01(b), excluding however, for periods after the Closing Date, any Indebtedness that is identified on said Schedule as Indebtedness that is to be repaid on the Closing Date, and any refinancing of such Indebtedness that does not result in an increase in the principal amount thereof;

                  (c) Indebtedness of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary;

                  (d) Existing Affiliate Indebtedness, so long as (i) the aggregate principal amount thereof does not exceed $500,000,000, (ii) such Indebtedness is not secured and bears interest at a rate per annum no higher than the rates applicable to the Advances hereunder and (iii) such Indebtedness has an amortization schedule (on a percentage basis) no shorter than the annual amortization provided herein for the Term Facility, provided that such Indebtedness shall be paid in full from the proceeds, and shall not be outstanding after the making, of the Term Advances hereunder;

                  (e) deferred Management Fees which have been subordinated to the obligations of the Credit Party hereunder pursuant to the Management Fee Subordination Agreement;

                  (f) Capital Lease Obligations and Indebtedness secured by Liens permitted under Section 6.02(q) in an aggregate amount up to but not exceeding $55,000,000 at any one time outstanding;

                  (g) senior unsecured Indebtedness on terms satisfactory to the Required Lenders, and subordinated Indebtedness on terms (including terms of subordination, covenants, events of default and mandatory redemptions) satisfactory to the Arranging Agents, provided that (i) such Indebtedness (whether senior unsecured or subordinated) will not have any scheduled amortization payment occurring prior to the scheduled repayment of principal and interest of the Term Facility or the Revolving Credit Facility, and will have a maturity date later than the Maturity Date and (ii) 100% of the net cash proceeds of the sale, issuance or incurrence of such Indebtedness (whether senior unsecured or subordinated) shall be used to prepay the Advances and any Existing Affiliate Indebtedness ratably in accordance with the respective then-outstanding principal amounts thereof (it being understood that such prepayment of Advances shall be effected in the manner specified in Section 2.05(c) and that, concurrently with any prepayment of Revolving Credit Advances pursuant to Section 2.05(c), the Revolving Credit Commitments shall be automatically reduced in an amount equal to the amount of such prepayment applied to the Revolving Credit Advances); and

                  (h) Indebtedness of the Borrower (but not of any of its Restricted Subsidiaries) incurred after the Closing Date to one or more of its Affiliates in an aggregate principal amount up to but not exceeding $125,000,000 at any one time outstanding and satisfying the following conditions:

                           (i) such Indebtedness shall be unsecured and shall be
                  subordinated to the obligations of the Borrower hereunder upon the terms set forth in Schedule 6.01(h); and

                           (ii) such Indebtedness shall not provide for any
                  cross default or cross acceleration to any other Indebtedness, and all covenants agreed to by the Borrower in respect of such Indebtedness shall be satisfactory to the Arranging Agents.

                  Section 6.02. Liens. None of the Credit Parties will, nor will they cause or permit any of the Restricted Subsidiaries to create, incur, assume or permit to exist any Lien on any property or assets (including any assets, stock, partnership interest or other securities of any Person) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

                  (a) Liens securing obligations to the Lenders and the Administrative Agent under the Pledge Agreements;

                  (b) Liens on property of the Borrower and its Restricted Subsidiaries assumed upon the contribution to the Borrower of the Contributed Systems and set forth on Schedule 6.02, excluding however, for periods after the Closing Date, any Lien that is identified on said Schedule as a Lien that is to be released on the Closing Date;

                  (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or thereafter payable without penalty or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Restricted Subsidiaries, as the case may be, in accordance with GAAP, so long as forfeiture of all or any part of the property or assets of any Person which is subject to such Lien, does not result from the failure to pay such taxes, assessments or governmental charges or levies during the period of such contest;

                  (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings;

                  (e) pledges or deposits under worker's compensation, employment insurance and other social security legislation, by reason only of a Credit Party's deferred right to pay such amount, but which such Credit Party is paying as such amount becomes due;

                  (f) cash deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (g) easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of property or minor imperfections in title thereto that, in the aggregate, are not material in amount, and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any of its Restricted Subsidiaries;

                  (h) Liens arising out of judgments or awards (other than any judgment that is described in clause (i) of Article VII which constitutes an Event of Default thereunder) in respect of which the Borrower or its Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which it shall have secured a subsisting stay of execution pending such appeal or proceedings for review, provided the Borrower or, as applicable, its respective Restricted Subsidiary, shall have set aside on its books adequate reserves, in accordance with GAAP, with respect to such judgment or award to the extent the same is not covered by insurance;

                  (i) Liens arising from Uniform Commercial Code financing statements and similar documents filed on a precautionary basis in respect of operating leases intended by the parties to be true leases (other than any such leases entered into in violation of this Agreement);

                  (j)  Liens in favor of the Borrower or any Credit Party;

                  (k) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clause (a), provided that such Liens do not extend to any other property of the Borrower or any Restricted Subsidiary and the principal amount of the Indebtedness secured by such Lien is not increased;

                  (l) any interest or title of a lessor in the property subject to any lease giving rise to a Capital Lease Obligation permitted under
         Section 6.01(f);

                  (m) leases or subleases granted in the ordinary course of business to others that do not materially interfere with the business of the Borrower and its Restricted Subsidiaries;

                  (n) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (o) Liens of utilities incurred in the ordinary course of business on cables and other property affixed to transmission poles pursuant to Pole Agreements or Pole Rental Leases;

                  (p) Liens upon shares of stock or other ownership interests held by the Borrower and its Restricted Subsidiaries in Unrestricted Subsidiaries; and

                  (q) additional Liens on property to secure Indebtedness so long as the aggregate principal amount of such Indebtedness does not at any time exceed $55,000,000.

                  Section 6.03. No Other Negative Pledge; Restrictive Agreements. None of the Credit Parties will, nor will they cause or permit any of the Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement prohibiting, restricting or conditioning the creation or assumption of any Lien upon any of its property or assets, or the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or other ownership interests or to make or repay loans or advances to the Borrower or any Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any Restricted Subsidiary under any of the Loan Documents, other than:

                  (i) in favor of the Administrative Agent, the Lenders and the Issuing Banks;

                  (ii) in connection with Indebtedness that may be secured by a Lien in compliance with Section 6.02(b), 6.02(l), 6.02(p) or 6.02(q), provided that such prohibition or condition does not apply to any property or assets not subject to such Lien;

                  (iii) in connection with any lease permitted under Section
         6.05 solely to the extent that such lease prohibits a Lien on the lease or the property subject to such lease;

                  (iv) pursuant to any agreement entered into by the Borrower or any Restricted Subsidiary in connection with an Asset Sale (including the sale of a Restricted Subsidiary) or Asset Swap for the period beginning with the date such agreement is entered into through the date such Asset Sale or Asset Swap is consummated, provided that (x) such restriction shall only relate to the property being sold pursuant to such Asset Sale or Asset Swap and (y) such Asset Sale or Asset Swap is permitted hereunder;

                  (v) pursuant to customary provisions in leases and other contracts restricting the assignment thereof;

                  (vi) covenants by the Borrower or its Restricted Subsidiaries in favor of the holders of senior unsecured Indebtedness of the Borrower or its Restricted Subsidiaries incurred in accordance with
         Section 6.01(g) requiring that any Liens granted by the Borrower or any of its Restricted Subsidiaries after the date hereof (other than Liens described in clauses (ii) through (iv) above) secure such senior unsecured Indebtedness equally and ratably; and

                  (vii) restrictions and conditions imposed by law or by any of the Loan Documents.

                  Section 6.04. Unrestricted Subsidiaries. The Borrower shall not designate any Subsidiary as an "Unrestricted Subsidiary" unless:

                  (a) such Subsidiary has no Indebtedness any default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Borrower or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity;

                  (b) neither the Borrower nor any other Restricted Subsidiary has any direct or indirect obligation to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve any specified levels of operating results, except in respect of a Guarantee of Indebtedness that would be a permitted Restricted Investment under Section 6.08; and

                  (c) at the time thereof and after giving effect thereto, no Default or Event of Default shall have occurred or be continuing.

                  Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary pursuant to this Section 6.04 shall constitute an Investment in such Unrestricted Subsidiary in an amount equal to the aggregate amount of the Investments (determined in accordance with the last paragraph of Section 6.06) by the Borrower and its Restricted Subsidiaries in such Unrestricted Subsidiary at the time of such designation.

                  Section 6.05. Sale and Lease-Back Transactions. Except as described in the following sentence, none of the Credit Parties will, nor will it cause or permit any of the Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred if its obligations in respect of such rent or lease gives rise to a Capital Lease Obligation. Notwithstanding the foregoing, nothing in this Section 6.05 shall prohibit any Credit Party or any of its Restricted Subsidiaries from entering into any such arrangement to the extent the respective sale or transfer constitutes an Asset Sale permitted under Section 6.07, and the respective Capital Lease Obligation constitutes Indebtedness and Liens permitted under Section 6.01 and 6.02, respectively.

                  Section 6.06. Investments. None of the Credit Parties will, nor will they cause or permit any of the Restricted Subsidiaries to, make or permit to remain outstanding any Investment except:

                  (a)  Permitted Investments;

                  (b) Investments by the Borrower and its Restricted Subsidiaries in the Borrower and its Restricted Subsidiaries;

                  (c) Investments constituting Acquisitions or Asset Swaps permitted under Section 6.07(d);

                  (d) Investments constituting Restricted Transactions permitted under Section 6.08; and

                  (e) additional Investments in an aggregate amount up to but not exceeding $5,000,000 at any one time outstanding.

                  For purposes hereof, the aggregate amount of an Investment at any time shall be deemed to be equal to (A) the aggregate amount of cash, together with the aggregate fair market value of property, loaned, advanced, contributed, transferred or otherwise invested that gives rise to such Investment minus (B) the aggregate amount of dividends, distributions or other payments received in cash, and the fair market value of distributions of property, in respect of such Investment; the amount of an Investment shall not in any event be reduced by reason of any write-off of such Investment nor increased by any increase in the amount of earnings retained in the Person in which such Investment is made that have not been dividended, distributed or otherwise paid out.

                  None of the Credit Parties will, nor will it permit any of the Restricted Subsidiaries to, enter into any Hedging Agreement, except in the ordinary course of its business in connection with its financial planning and not for speculative purposes.

                  Section 6.07.  Prohibition of Fundamental Changes.


                  (a) Restrictions on Mergers, Etc. None of the Credit Parties will, nor will it permit any of the Restricted Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution).

                  (b) Restrictions on Acquisitions. None of the Credit Parties will, nor will it permit any of the Restricted Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any Acquisition of or Asset Swap with, any Person except for purchases of equipment, programming rights and other property to be sold or used in the ordinary course of business, Investments permitted under Section 6.06, and Capital Expenditures not prohibited hereunder.

                  (c) Restrictions on Asset Sales and Other Dispositions. None of the Credit Parties will, nor will it permit any of the Restricted Subsidiaries to, effect any Asset Sale or Asset Swap, whether in one transaction or a series of transactions, but excluding (i) any sale of obsolete or worn-out property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Borrower and its Restricted Subsidiaries shall not have a fair market value in excess of $5,000,000 and (ii) any equipment, programming rights or other property sold or disposed of in the ordinary course of business and on ordinary business terms.

                  (d) Certain Permitted Transactions. Notwithstanding the foregoing provisions of this Section 6.07:

                  (i) Intercompany Mergers and Dispositions, Etc. So long as at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, (A) any Restricted Subsidiary may be merged with and into the Borrower in a transaction in which the Borrower is the continuing or surviving entity; (B) any Restricted Subsidiary may be merged into or consolidated with any other Restricted Subsidiary of the Borrower (except that if any such transaction shall be between a Guarantor and a Restricted Subsidiary that is not a Guarantor, and such Guarantor is not the continuing or surviving entity, then the continuing or surviving entity shall have become a Guarantor hereunder pursuant to
         Section 5.09) and (C) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary dissolution, liquidation or otherwise) to the Borrower or any other Restricted Subsidiary (except that if any such sale, lease, transfer or other disposition shall be effected by a Guarantor to a Restricted Subsidiary that is not a Guarantor, then the acquiring Restricted Subsidiary shall have become a Guarantor hereunder pursuant to Section 5.09).

                  (ii) Dispositions of Contributed Systems. So long as at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, the Borrower and its Restricted Subsidiaries may effect Asset Sales of (or, to the extent permitted by Section 6.08, transfer to Unrestricted Subsidiaries) one or more CATV Systems included in the Contributed Systems, enter into Asset Swaps (including with Unrestricted Subsidiaries) involving one or more of such CATV Systems, and may effect Restricted Transactions with respect to one or more of such CATV Systems permitted under Section 6.08, in each case with the consent of the Required Lenders (which consent shall not be unreasonably withheld), provided that

                          (A) no such consent shall be required to the extent
                 that (x) the portion of the Annualized Operating Cash Flow for the most recent fiscal quarter for which financial statements of the Borrower and its Restricted Subsidiaries are available (the "most recent fiscal quarter") attributable to such CATV Systems disposed of by the Borrower and its Restricted Subsidiaries in any single Asset Sale, Asset Swap or Restricted Transactions (or transferred to Unrestricted Subsidiaries) does not represent more than 25% of Annualized Operating Cash Flow for the most recent full fiscal quarter for which financial statements of the Borrower and its Restricted Subsidiaries are available, and (y) the aggregate of the amounts (each such amount a "Prior Annualized Operating Cash Flow Amount") determined pursuant to the foregoing clause (x) for each disposition of such CATV Systems after the Closing Date pursuant to this clause (ii) does not represent more than 35% of the sum of (I) Annualized Operating Cash Flow for the most recent fiscal quarter plus (II) all Prior Annualized Operating Cash Flow Amounts attributable to CATV Systems previously disposed of pursuant to this clause (ii) and not included in the determination of Annualized Operating Cash Flow for the most recent fiscal quarter; and

                          (B) after giving effect to any such Asset Sale, Asset
                 Swap or Restricted Transactions (or transfer to Unrestricted Subsidiaries), the Borrower shall be in pro forma compliance with Section 6.13 (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the most recent full fiscal quarter for which financial statements of the Borrower and its Restricted Subsidiaries are available delivered, under the assumption that such Asset Sale, Asset Swap or Restricted Transactions (or transfer) shall have occurred, and any Indebtedness repaid in connection therewith shall have been reduced, at the beginning of the applicable period, and to the extent the aggregate consideration received in connection with such Asset Sale, Asset Swap or Restricted Transactions (or the aggregate fair market value of the assets transferred to an Unrestricted Subsidiary) shall exceed $50,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate such compliance.

                  (iii) Dispositions of Other CATV Systems. So long as at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, the Borrower and its Restricted Subsidiaries may effect Asset Sales of, or Asset Swaps involving, one or more CATV Systems (other than CATV Systems included in the Contributed Systems) with third parties (including Unrestricted Subsidiaries), and may make Restricted Transactions with respect to one or more of such CATV Systems permitted under Section 6.08, provided that no such Asset Sale shall be effected except for consideration consisting wholly of cash in an amount at least equal to the fair market value of the CATV Systems being sold.

                  (iv) Acquisitions of CATV Systems. So long as at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing, the Borrower and its Restricted Subsidiaries may effect Acquisitions, provided that

                          (A) the aggregate Purchase Price of all such
                 Acquisitions after the date hereof shall not exceed
                 $150,000,000;

                          (B) after giving effect to any such Acquisition, the
                 Borrower shall be in pro forma compliance with Section 6.13 (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the most recent fiscal quarter, under the assumption that such Acquisition shall have occurred, and any Indebtedness arising in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Advances hereunder on the date of such Acquisition) and to the extent the aggregate consideration paid or delivered in connection with such Acquisition shall exceed $50,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer showing calculations in reasonable detail to demonstrate such compliance; and

                         (C) each such Acquisition is consummated with the
                 consent of the board of directors (or the equivalent entity) of the Person being acquired.

                  Section 6.08. Restricted Transactions. None of the Credit Parties will, nor will it cause or permit any of the Restricted Subsidiaries to, make any Restricted Transaction, provided that, so long as at the time thereof, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, the Borrower or any Restricted Subsidiary may effect the following Restricted Transactions (subject, in each case, to the applicable conditions set forth below):

                  (a) the Borrower or any Restricted Subsidiary may effect Restricted Transactions consisting of the repayment of the principal of Existing Affiliate Indebtedness from the proceeds of Term Advances hereunder, provided that, at the time of any such Restricted Transaction and after giving effect thereto, the Borrower shall be in pro forma compliance with Section 6.13 (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the fiscal quarter most recently ended prior to the date of such Restricted Transaction for which financial statements of the Borrower and its Restricted Subsidiaries are available, under the assumption that such Restricted Transaction shall have occurred, and any Indebtedness arising in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Advances hereunder on the date of such transaction);

                  (b) the Borrower and its Restricted Subsidiaries may effect Restricted Transactions consisting of the payment of interest in respect of New Affiliate Indebtedness;

                  (c) the Borrower and its Restricted Subsidiaries may effect Restricted Transactions of any kind if at the time thereof, and after giving effect thereto, the Leverage Ratio is less than 4.50 to 1; and

                  (d) the Borrower and its Restricted Subsidiaries may, on any date (herein a "Determination Date"), effect Restricted Transactions of any kind in an amount not to exceed the sum of the aggregate Capital Contributions during the period commencing on the date immediately following the Closing Date through and including the Determination Date (reduced by the amount of Capital Contributions made in cash during such period to finance Capital Expenditures), provided that at the time of any such Restricted Transaction and after giving effect thereto, the Borrower shall be in pro forma compliance with Section 6.13 (the determination of such compliance to be calculated on a pro forma basis, as at the end of and for the fiscal quarter most recently ended prior to the date of such Restricted Transaction for which financial statements of the Borrower and its Restricted Subsidiaries are available, under the assumption that such Restricted Transaction shall have occurred, and any Indebtedness arising in connection therewith shall have been incurred, at the beginning of the applicable period, and under the assumption that interest for such period had been equal to the actual weighted average interest rate in effect for the Advances hereunder on the date of such transaction).

For purposes hereof, the amount of a Restricted Investment at any time shall be determined in accordance with the last paragraph of Section 6.06 and the amount of a Restricted Payment shall be deemed to be equal to the aggregate amount of cash, together with the aggregate fair market value of property, dividended, distributed or otherwise transferred that gives rise to such Restricted Payment.

                  Section 6.09. Transactions with Affiliates. Except as otherwise expressly permitted hereunder, none of the Credit Parties will, nor will they cause or permit any of the Restricted Subsidiaries to, sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower and any Restricted Subsidiary may engage in any of the foregoing transactions on terms and conditions not less favorable to the Borrower and its Restricted Subsidiaries than could be obtained on an arm's-length basis from unrelated third parties.

                  Section 6.10. Management Fees. The Borrower will not, and will not permit any of its Restricted Subsidiaries, to be obligated to pay Management Fees to any Person other than pursuant to the Management Agreement. The Borrower will not permit the aggregate amount of Management Fees accrued and paid during any fiscal quarter of the Borrower to exceed 5% of the gross operating revenue of the Borrower and its Restricted Subsidiaries for the immediately preceding fiscal quarter, provided that in no event shall the Borrower or any of its Restricted Subsidiaries pay any Management Fees (a) to any Person other than to the Manager pursuant to the Management Agreement, (b) if at the time of such payment, or after giving effect thereto, any Default or Event of Default shall have occurred and be continuing or (c) in any circumstance where such payment is not permitted by the Management Fee Subordination Agreement. Any Management Fees which may not be paid as a result of the limitations set forth in the forgoing provisions of this Section 6.10 shall be deferred and shall not be payable, except to the extent constituting a Restricted Payment permitted under Section 6.08, until the principal of and interest on the Advances, all Letter of Credit Liabilities, and all other amounts owing hereunder, shall have been paid in full and the Commitments shall have terminated.

                  Section 6.11. Lines of Business. None of the Credit Parties will, nor will it cause or permit any of the Restricted Subsidiaries to, engage to any extent in any business other than the business of owning and operating CATV Systems and business activities reasonably related thereto.

                  Section 6.12. Certain Restrictions Applicable to Senior Unsecured and Subordinated Indebtedness. Neither the Borrower nor any of its Restricted Subsidiaries will consent to any modification, supplement or waiver of any of the provisions of any Indebtedness incurred pursuant to Section 6.01(g) without the prior written consent of the Required Lenders (in the case of any such action affecting senior unsecured Indebtedness incurred pursuant to
Section 6.01(g)) or of the Arranging Agents (in the case of any such action affecting subordinated Indebtedness incurred pursuant to Section 6.01(g)). Neither the Borrower nor any of its Restricted Subsidiaries will make any payment of interest in respect of Existing Affiliate Indebtedness if at the time thereof, and after giving effect thereto, any Default or Event of Default shall have occurred and be continuing. In addition, neither the Borrower nor any of its Restricted Subsidiaries shall purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Indebtedness incurred pursuant to Section 6.01(g), except that the Borrower may make payments of principal and interest on the regularly-scheduled payment dates with respect to the principal of and interest on such Indebtedness in accordance with the respective instruments pursuant to which such Indebtedness is issued.

                  Section 6.13. Financial Covenants. None of the Credit Parties will, nor will they cause or permit any of its Restricted Subsidiaries to:

                  (a) Fixed Charge Coverage Ratio. Permit the Fixed Charges Ratio as at the last day of any fiscal quarter ending on or after March 31, 2001 to be less than 1.00 to 1, provided that if the Leverage Ratio as of the end of any such fiscal quarter is below 3.50 to 1, the requirements of this clause (a) shall not apply to such quarter.

                  (b) Leverage Ratio. Permit the Leverage Ratio as at the last day of any fiscal quarter to exceed the ratio set forth below opposite such fiscal quarter, or permit the Leverage Ratio as at any date on which the Borrower or any of its Restricted Subsidiaries shall incur any Indebtedness (including any Indebtedness hereunder) to exceed the ratio set forth below opposite such date:


                                    Period                                      Maximum Ratio

                  Closing Date through and including

                   December 31, 1999                                                 6.50 to 1

                  January 1, 2000 through and including
                   June 30, 2000                                                     6.25 to 1

                  July 1, 2000 through and including
                   December 31, 2000                                                 6.00 to 1

                  January 1, 2001 through and including
                   December 31, 2001                                                 5.75 to 1

                  January 1, 2002 through and including
                   December 31, 2002                                                 5.50 to 1

                  January 1, 2003 through and including
                   December 31, 2003                                                 5.00 to 1

                  Each fiscal quarter after January 1, 2004                          4.50 to 1

                  (c) Cash Interest Coverage Ratio. Permit the Cash Interest Coverage Ratio on the last day of any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:


                                    Period                                      Minimum Ratio

                  Closing Date through and including

                   December 31, 1999                                                 1.50 to 1

                  January 1, 2000 through and including
                   June 30, 2000                                                     1.75 to 1

                  Each fiscal quarter after July 1, 2000                             2.00 to 1

                  (d) Pro Forma Debt Service Coverage Ratio. Permit the Pro Forma Debt Service Coverage Ratio as at the last day of any fiscal quarter ending on or after March 31, 2000 to be less than 1.10 to 1, provided that if the Leverage Ratio as of the end of any such fiscal quarter is below 3.50 to 1, the requirements of this clause (d) shall not apply to such quarter.

                  Section 6.14. Modifications to Certain Agreements, Etc. Neither the Borrower nor any of its Restricted Subsidiaries will (i) consent to any modification, supplement or waiver of any of the provisions of the Management Agreement or (ii) consent to any modification, supplement or waiver of any provisions of its articles, charter, by-laws, partnership agreement or other organizational documents, the Contribution Agreement or the Exchange Agreement, in each case to the extent that any such modification, supplement or waiver under clause (i) or (ii) could reasonably be expected to have a Material Adverse Effect, in each case without the prior written consent of the Required Lenders.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                  Section 7.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) any representation or warranty of any Obligor made or deemed made in or in connection with any Loan Document or the borrowings or issuances of Letters of Credit hereunder, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished; or

                  (b) the Borrower shall default in the payment of any principal of any Advance or any reimbursement obligation with respect to any Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

                  (c) the Borrower shall default in the payment of any interest on any Advance or any fee or any other amount (other than an amount referred to in paragraph (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three or more Business Days; or

                  (d) any Credit Party shall default in the due observance or performance of any covenant, condition or agreement contained in
         Section 5.09 or in Article VI (it being understood that it shall constitute an Event of Default hereunder if, as at any date, the Borrower shall have defaulted in the observance or performance of its covenants under Section 6.13 as at the most recent date as of which such covenants are required to be met as specified in Section 6.13); or

                  (e) any Obligor shall default in the due observance or performance of any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (b), (c) and (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower; or

                  (f) a default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness hereunder) of the Borrower or any other Obligor having a principal amount, individually or in the aggregate, in excess of $10,000,000 (in the case of the Borrower and its Restricted Subsidiaries) or $25,000,000 (in the case of other Obligors), or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity, or (only in the case of the Borrower or any Restricted Subsidiary) such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to take the foregoing actions; or

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Credit Party, or of a substantial part of the property or assets of any Credit Party, under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party or (iii) the winding-up or liquidation of any Credit Party; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (h) any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking relief under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of the property or assets of any Credit Party,
         (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its Indebtedness as it becomes due or (vii) take any action for the purpose of effecting any of the foregoing; or

                  (i) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 (exclusive of any amounts fully covered by insurance, less any applicable deductible, and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against any Credit Party (or any combination of Credit Parties) and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its Restricted Subsidiaries to enforce any such judgment; or

                  (j)  a Change of Control shall occur; or

                  (k) either (x) any of the Borrower, any member of its Controlled Group or any other Person shall institute any steps to terminate a Pension Plan if, as a result of such termination, the Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or (y) a contribution failure shall occur with respect to any Pension Plan which failure is sufficient to give rise to a Lien under section 302(f) of ERISA; or

                  (l) one or more Franchises relating to the CATV Systems of the Borrower or any of its Restricted Subsidiaries shall be terminated or revoked such that the Borrower or such Restricted Subsidiary is no longer able to operate such Franchises and retain the revenue received therefrom or the Borrower or such Restricted Subsidiary or the grantors of such Franchises shall fail to renew such Franchises at the stated expiration thereof such that the Borrower or such Restricted Subsidiary is no longer able to operate such Franchises and retain the revenue received therefrom, and the effect of the foregoing, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; or

                  (m) the Partnership Agreement of the Borrower shall be modified in any manner that would adversely affect the obligations of the Borrower, or the rights of the Lenders or the Administrative Agent, hereunder or under any of the other Loan Documents;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances and of each Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances and the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances and the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the case of the occurrence of an Event of Default referred to in clause (g) or
(h) of this Article VII with respect to any Credit Party, (x) the obligation of each Lender to make Advances and of each Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Advances and the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                  Section 7.02. Actions in Respect of the Letters of Credit Upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, irrespective of whether it is taking any of the actions described in Section 7.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent's Account, for deposit in a segregated account held by the Administrative Agent, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding, which funds shall be retained by the Administrative Agent as collateral security for the Letter of Credit Liabilities until such time as the Letters of Credit shall have been terminated and all of such Letter of Credit Liabilities paid in full.

                  If at any time the Administrative Agent determines that any funds so segregated and held are subject to any right or claim of any Person other than the Administrative Agent and the Lenders or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in such segregated account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then segregated and held that the Administrative Agent determines to be free and clear of any such right and claim.

                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT

                  Section 8.01. Authorization and Action. Each Lender and each Issuing Bank hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents, to which it is a party, as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, and shall not be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) except upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of the Notes; provided that the Administrative Agent shall not be required to take any action that exposes it to personal liability or that is contrary to any of the Loan Documents or applicable law. The Administrative Agent agrees to give to the Issuing Banks and the Lenders prompt notice of each notice given to it by any Obligor pursuant to the terms of this Agreement or any other Loan Document.

                  Section 8.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an assignee, as provided in Section 10.07; (ii) may consult with legal counsel (including counsel for any Obligor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to the Issuing Banks or the Lenders and shall not be responsible to any of them for any statements, warranties or representations made in or in connection with the Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Obligor or to inspect the property (including the books and records) of any Obligor; (v) shall not be responsible to the Issuing Banks or the Lenders for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  Section 8.03. Citibank and Affiliates. With respect to its Commitments and the Advances made by it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures for, accept investment banking engagements from and generally engage in any kind of business with, any Obligor, any of its Subsidiaries, any of its Affiliates and any Person who may do business with or own securities of any Obligor or any such Subsidiary or Affiliate, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders.

                  Section 8.04. Lender Credit Decision. Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, or any other Lender and based on the financial statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  Section 8.05. Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not promptly reimbursed by the Borrower), ratably according to the principal amounts of the Notes then held by them, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any of them in any way relating to or arising out of the Loan Documents or any action taken or omitted by any of them under the Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any costs and expenses payable by the Borrower under Section 10.04 of this Agreement to the extent that the Administrative Agent is not promptly reimbursed for such costs and expenses by the Borrower.

                  Section 8.06. Right to Request Further Indemnification. Except for action expressly required of the Administrative Agent hereunder and under the other Loan Documents, the Administrative Agent shall in all cases be fully justified in refusing to act hereunder and thereunder unless it shall be further indemnified to its satisfaction by the Lenders proportionately in accordance with the obligations then due and payable to each of them against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

                  Section 8.07. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Issuing Banks, the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Required Lenders' removal of the Administrative Agent, then the retiring Administrative Agent may, on behalf of the Issuing Banks and the Lenders, appoint a successor Administrative Agent, which shall be an Initial Lender or a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent such successor Administrative Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Administrative Agent and such retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article VIII shall inure to the benefit of the Administrative Agent as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  Section 8.08. Co-Syndication Agents and other Titles. The Co-Syndication Agents named on the cover page of this Agreement, and the Lead Arranger and Sole Book Manager and Documentation Agent identified on the signature pages hereof, shall have no duties or liabilities to any Person hereunder or under the other Loan Documents except in their respective separate capacities as Lenders or Issuing Banks hereunder.

                                   ARTICLE IX

                                  THE GUARANTEE

                  Section 9.01. The Guarantee. Each of the Guarantors hereby, jointly and severally, guarantees to each Lender, each Issuing Bank and the Administrative Agent and their respective successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the principal of and interest on the Advances made by the Lenders to, and the Notes held by each Lender of, the Borrower, and all other amounts from time to time owing to the Lenders, the Issuing Banks and the Administrative Agent by (and to each affiliate thereof that is a party to any Hedging Agreement entered into with) the Borrower under this Agreement, any Hedging Agreement and the Notes strictly in accordance with the terms thereof (such obligations being herein collectively called the "Guaranteed Obligations"). The Guarantors hereby further jointly and severally agree that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

                  For purposes hereof, it is understood any Guaranteed Obligations to any Person arising under an agreement entered into at the time such Person (or an affiliate thereof) is a "Lender" party to this Agreement shall nevertheless continue to constitute Guaranteed Obligations for purposes hereof, notwithstanding that such Person (or its affiliate) may have assigned all of its Advances, its obligations in respect of Letters of Credit and other interests in this Agreement and, therefor, at the time a claim is to be made in respect of such Guaranteed Obligations, such Person (or its affiliate) is no longer a "Lender" party hereto.

                  Section 9.02. Obligations Unconditional, Etc. The obligations of the Guarantors under Section 9.01 are absolute and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Borrower under this Agreement or any other agreement or instrument referred to herein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 9.02 that the obligations of the Guarantors hereunder shall be absolute and unconditional, joint and several, under any and all circumstances. In full recognition and in furtherance of the foregoing, each Guarantor agrees that:

                  (a) Without affecting the enforceability or effectiveness of
         Section 9.01 in accordance with its terms and without affecting, limiting, reducing, discharging or terminating the liability of such Guarantor, or the rights, remedies, powers and privileges of the Administrative Agent and the Lenders under this Agreement or any other agreement or instrument referred to herein or therein, the Administrative Agent and the Lenders may, at any time and from time to time and without notice or demand of any kind or nature whatsoever:

                           (i) amend, supplement, modify, extend, renew, waive,
                  accelerate or otherwise change the time for payment or performance of, or the terms of, all or any part of the Guaranteed Obligations (including any increase or decrease in the rate or rates of interest on all or any part of the Guaranteed Obligations);

                           (ii) amend, supplement, modify, extend, renew, waive
                  or otherwise change, or enter into or give, any Loan Document or any agreement, security document, guarantee, approval, consent or other instrument with respect to all or any part of the Guaranteed Obligations, any Loan Document or any such other instrument or any term or provision of the foregoing (it being understood that this clause (ii) shall not be deemed to constitute a consent by any Guarantor to any such amendment with respect to any Loan Document to which it is a party);

                           (iii) accept or enter into new or additional
                  agreements, security documents, guarantees (including letters of credit) or other instruments in addition to, in exchange for or relative to any Loan Document, all or any part of the Guaranteed Obligations or any collateral now or in the future serving as security for the Guaranteed Obligations;

                           (iv) accept or receive (including from any other
                  Guarantor) partial payments or performance on the Guaranteed Obligations (whether as a result of the exercise of any right, remedy, power or privilege or otherwise);

                           (v)  accept, receive and hold any additional
                  collateral for all or any part of the
                  Guaranteed Obligations (including from any other Guarantor);

                           (vi) release, reconvey, terminate, waive, abandon,
                  allow to lapse or expire, fail to perfect, subordinate, exchange, substitute, transfer, foreclose upon or enforce any collateral, security documents or guarantees (including letters of credit or the obligations of any other Guarantor) for or relative to all or any part of the Guaranteed Obligations;

                           (vii) apply any collateral or the proceeds of any
                  collateral or guarantee (including any letter of credit or the obligations of any other Guarantor) to all or any part of the Guaranteed Obligations in such manner and extent as the Administrative Agent or any Lender may in its discretion determine;

                           (viii) release any Person (including any other
                  Guarantor) from any personal liability with respect to all or any part of the Guaranteed Obligations;

                           (ix) settle, compromise, release, liquidate or
                  enforce upon such terms and in such manner as the Administrative Agent or the Lenders may determine or as applicable law may dictate all or any part of the Guaranteed Obligations or any collateral on or guarantee (including any letter of credit issued with respect to) of all or any part of the Guaranteed Obligations;

                           (x) consent to the merger or consolidation of, the
                  sale of substantial assets by, or other restructuring or termination of the corporate existence of the Borrower or any other Person (including any other Guarantor);

                           (xi) proceed against the Borrower, such or any other
                  Guarantor or any other guarantor of (including any issuer of any letter of credit issued with respect to) all or any part of the Guaranteed Obligations or any collateral provided by any Person and exercise the right, remedies, powers and privileges of the Administrative Agent and the Lenders under this Agreement or any other agreement or instrument referred to herein, or otherwise in such order and such manner as the Administrative Agent or any Lender may, in its discretion, determine, without any necessity to proceed upon or against or exhaust any collateral, right, remedy, power or privilege before proceeding to call upon or otherwise enforce Section
                  9.01 as to any Guarantor;

                           (xii) foreclose upon any deed of trust, mortgage or
                  other instrument creating or granting liens on any interest in real Property by judicial or nonjudicial sale or by deed in lieu of foreclosure, bid any amount or make no bid in any foreclosure sale or make any other election of remedies with respect to such liens or exercise any right of set-off;

                           (xiii) obtain the appointment of a receiver with
                  respect to any collateral for all or any part of the Guaranteed Obligations and apply the proceeds of such receivership as the Administrative Agent or any Lender may in its discretion determine (it being agreed that nothing in this clause (xiii) shall be deemed to make the Administrative Agent or any Lender a party in possession in contemplation of law, except at its option);

                           (xiv) enter into such other transactions or business
                  dealings with any other Guarantor, the Borrower, any Subsidiary or Affiliate of the Borrower or any other guarantor of all or any part of the Guaranteed Obligations as the Administrative Agent or any Lender may desire;

                           (xv) bring and prosecute a separate action or actions
                  against any Guarantor whether or not any other Guarantor, the Borrower, any other guarantor, the issuer of any letter of credit or any other Person is joined in any such action or a separate action is or separate actions are brought against any other Guarantor, the Borrower, any other guarantor, the issuer of any letter of credit or any other Person or any collateral for all or any part of the Guaranteed Obligations; and

                           (xvi) do all or any combination of the actions set forth in this Section 9.02.

                  (b) The enforceability and effectiveness of this Article IX and the liability of the Guarantors, and the rights remedies, powers and privileges of the Administrative Agent and the Lenders, under this Agreement or any other agreement or instrument referred to herein or therein, shall not be affected, limited, reduced, discharged or terminated, and each Guarantor hereby expressly waives any defense now or in the future arising, by reason of:

                           (i) the illegality, invalidity, irregularity,
                  authenticity, or unenforceability of all or any part of the Guaranteed Obligations, this Agreement or any other agreement or instrument referred to herein or therein, or any agreement, security document, guarantee or other instrument relative to all or any part of the Guaranteed Obligations;

                           (ii) any disability or other defense of the Borrower
                  or any other Guarantor with respect to all or any part of the Guaranteed Obligations or any other guarantor of all or any part of the Guaranteed Obligations (including any issuer of any letters of credit), including the effect of any statute of limitations that may bar the enforcement of all or any part of the Guaranteed Obligations or the obligations of any such other guarantor;

                           (iii) the illegality, invalidity, irregularity,
                  authenticity or unenforceability of any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien on any collateral for all or any part of the Guaranteed Obligations;

                           (iv) the cessation, for any cause whatsoever, of the
                  liability of the Borrower or any other Guarantor (other than subject to Section 9.03, by reason of the full payment and performance of all Guaranteed Obligations);

                           (v) any failure of the Administrative Agent or any
                  Lender to marshal assets in favor of the Borrower or any other Person (including any other Guarantor), to exhaust any collateral for all or any part of the Guaranteed Obligations, to pursue or exhaust any right, remedy, power or privilege it may have against any other Guarantor, the Borrower, any other guarantor, all or any part of the Guaranteed Obligations (including the Issuing Banks in respect of Letters of Credit) or any other Person or to take any action whatsoever to mitigate or reduce such or any other Guarantor's liability under this Article IX, neither the Administrative Agent nor any Lender being under any obligation to take any such action notwithstanding the fact that all or any part of the Guaranteed Obligations may be due and payable and that the Borrower may be in default of its obligations under this Agreement or any other agreement or instrument referred to herein or therein;

                           (vi) any failure of the Administrative Agent or any
                  Lender to give notice after any Default of sale or other disposition of any collateral (including any notice of any judicial or nonjudicial foreclosure or sale of any interest in real Property serving as collateral for all or any part of the Guaranteed Obligations) for all or any part of the Guaranteed Obligations to the Borrower, any Guarantor or any other Person or any defect in, or any failure by any Guarantor or any other Person to receive, any notice that may be given in connection with any sale or disposition of any collateral;

                           (vii) any failure of the Administrative Agent or any
                  Lender to comply with applicable laws in connection with the sale or other disposition of any collateral for all or any part of the Guaranteed Obligations, including any failure to conduct a commercially reasonable sale or other disposition of any collateral for all or any part of the Guaranteed Obligations;

                           (viii) any judicial or nonjudicial foreclosure or
                  sale of, or other election of remedies with respect to, any interest in real Property or other collateral serving as security for all or any part of the Guaranteed Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of any Guarantor or may preclude any Guarantor from obtaining reimbursement, contribution, indemnification or other recovery from any other Guarantor, the Borrower any other guarantor or any other Person and even though the Borrower may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;

                           (ix) any benefits the Borrower, any Guarantor or any
                  other guarantor may otherwise derive from Sections 580(a), 580(b), 580(d) or 726 of the California Code of Civil Procedure or any comparable provisions of the laws of any other jurisdiction;

                           (x) any act or omission of the Administrative Agent,
                  any Lender or any other person that directly or indirectly results in or aids the discharge or release of the Borrower or any other Guarantor, of all or any part of the Guaranteed Obligations or any security or guarantee (including any letter of credit) for all or any part of the Guaranteed Obligations by operation of law or otherwise;

                           (xi) any law which provides that the obligation of a
                  surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's principal obligation;

                           (xii) the possibility that the obligations of the
                  Borrower to the Administrative Agent and the Lenders may at any time and from time to time exceed the aggregate liability of the Guarantors under this Article IX;

                           (xiii) any counterclaim, set-off or other claim which
                  the Borrower or any other Guarantor has or alleges to have with respect to all or any part of the Guaranteed Obligations;

                           (xiv) any failure of the Administrative Agent or any
                  Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person;

                           (xv) the election by the Administrative Agent or any
                  Lender, in a bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111(b)(2) of the United States Bankruptcy Code;

                           (xvi) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code;

                           (xvii) any use of cash collateral under Section 363 of the United States Bankruptcy Code;

                           (xviii)  any agreement or stipulation with respect to
                  the provision of adequate
                  protection in any bankruptcy proceeding of any Person;

                           (xix) the avoidance of any lien in favor of the Administrative Agent or any Lender for any reason;

                           (xx) any bankruptcy, insolvency, reorganization,
                  arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any part of the Guaranteed Obligations (or any interest on all or any part of the Guaranteed Obligations) in or as a result of any such proceeding;

                           (xxi) any other circumstance whatsoever that might
                  otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, including by reason of Sections 2809, 2810, 2819, 2839, 2845, 2850, 2899, 3275 and 3433 of the
                  California Civil Code, and any future judicial decisions or legislation or of any comparable provisions of the laws of any other jurisdiction; or

                           (xxiii)  diligence, presentment, demand of payment,
                  protest and all notices whatsoever.

                  (c) Each Guarantor represents and warrants to the Administrative Agent that it has established adequate means of obtaining financial and other information pertaining to the business, operations and condition (financial and otherwise) of the Borrower and its properties on a continuing basis and that such Guarantor is now and will in the future remain fully familiar with the business, operations and condition (financial and otherwise) of the Borrower and its properties. Each Guarantor further represents and warrants that it has reviewed and approved this Agreement and the related Loan Documents and is fully familiar with the transactions contemplated by such Loan Documents and that it will in the future remain fully familiar with such transaction and with any new Loan Documents and the transaction contemplated by such Loan Documents. Each Guarantor hereby expressly waives and relinquishes any duty on the part of the Administrative Agent or the Lenders (should any such duty exist) to disclose to such or any other Guarantor any matter of fact or other information related to the business, operations or condition (financial or otherwise) of the Borrower or its properties or to any Loan Documents or the transactions undertaken pursuant to, or contemplated by, such Loan Documents, whether now or in the future known by the Administrative Agent or any Lender.

                  Section 9.03. Reinstatement. The obligations of the Guarantors under this Article IX shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the relevant Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the relevant Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantors jointly and severally agree that they will indemnify the Administrative Agent, each Issuing Bank and each Lender on demand for all reasonable costs and expenses (including, without limitation, fees of counsel) incurred by the Administrative Agent, such Issuing Bank or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  Section 9.04. Subrogation. Until the payment in full to each Lender, each Issuing Bank and the Administrative Agent of the Guaranteed Obligations, except as otherwise provided in Section 9.08, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including any such right arising under the Bankruptcy Code) or otherwise by reason of any payment by it pursuant to the provisions of this Article. Each Subsidiary Guarantor understands that, by reason of the foregoing provisions of this Section 9.04, the exercise by the Administrative Agent or any Lender of the rights, remedies, powers and privileges that it has under this
Article IX and under the other Loan Documents will result in nonreimbursable liabilities under this Agreement. Nevertheless, each Guarantor hereby authorizes and empowers the Administrative Agent and the Lenders to exercise, in its or their sole discretion, any combination of such rights, remedies, powers and privileges as they, in their sole discretion, shall deem appropriate.

                  Section 9.05. Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders and Issuing Banks, the obligations of the Borrower under this Agreement and the Notes may be declared to be forthwith due and payable as provided in Article VII (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article VII) for purposes of Section 9.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantors for purposes of said Section 9.01.

                  Section 9.06. Instrument for the Payment of Money. Each Guarantor hereby acknowledges that the guarantee in this Article IX constitutes an instrument for the payment of money, and consents and agrees that any Lender, any Issuing Bank or the Administrative Agent, at its sole option, in the event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring motion-action under New York CPLR Section 3213.

                  Section 9.07.  Continuing Guarantee.  The guarantee in this
Article IX is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

                  Section 9.08. Rights of Contribution. The Guarantors hereby agree, as among themselves, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess Funding Guarantor an amount equal to such Guarantor's Pro Rata Portion (as defined below and determined, for this purpose, without reference to the properties, Indebtedness and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this
Section 9.08 shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Article IX and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations.

                  For purposes of this Section 9.08, (i) "Excess Funding Guarantor" means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Portion of such Guaranteed Obligations,
(ii) "Excess Payment" means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Portion of such Guaranteed Obligations and (iii) "Pro Rata Portion" means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate present fair saleable value of all assets of such Guarantor (excluding any shares of stock of any other Guarantor) exceeds the amount of all the Indebtedness and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all assets of the Borrower and all of the Guarantors exceeds the amount of all the Indebtedness and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of the Borrower and the Guarantors hereunder) of the Borrower and all of the Guarantors, all as of the Closing Date. If any Subsidiary becomes a Guarantor hereunder subsequent to the Closing Date, then for purposes of this Section 9.08 such subsequent Guarantor shall be deemed to have been a Guarantor as of the Closing Date and the aggregate present fair saleable value of the assets, and the amount of the Indebtedness and liabilities, of such Guarantor as of the Closing Date shall be deemed to be equal to such value and amount on the date such Guarantor becomes a Guarantor hereunder.

                  Section 9.09. General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or Federal bankruptcy, insolvency, reorganization, fraudulent transfer or other law affecting the rights of creditors generally, if the obligations of any Guarantor under Section 9.01 would otherwise, taking into account the provisions of
Section 9.08, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 9.01, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Lender, any Issuing Bank, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                    ARTICLE X

                                  MISCELLANEOUS

                  Section 10.01. Amendments, Consents, Etc. No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor any consent to any departure by any Obligor from any provision of this Agreement or the other Loan Documents, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

                  (i) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that would be adversely affected by such amendment, waiver or consent:

                           (1) change the percentage of the Commitments or of
                  the aggregate unpaid principal amount of the Advances, or the number or percentage of Lenders, that shall be required for the Lenders or any of them to take any action hereunder;

                           (2) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder;

                           (3) postpone any date fixed for any Commitment
                  reduction or payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or waive any event of default under Section 7.01(b) or 7.01(c); or

                           (4) increase the Commitment of such Lender or subject such Lender to any additional obligations;

                  (ii) no amendment, waiver or consent shall, unless in writing and signed by each Lender:

                           (1)  amend Section 2.12 or this Section 10.01; or

                           (2) release all or substantially all of the
                  Guarantors from their respective obligations under Article IX (except in connection with a sale, transfer or other disposition of such Guarantor in a transaction permitted hereunder); or

                  (iii) no amendment, waiver or consent shall, unless in writing and signed by the Required Revolving Credit Lenders and the Required Term Lenders, change the order of application of any prepayment set forth in Section 2.05; and

                  (iv) no amendment, waiver or consent shall, unless in writing and (x) signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (y) signed by the Issuing Banks in addition to the Lenders required to take such action, amend Section 2.07, 2.13 or 3.03, increase the Letter of Credit Sublimit or otherwise affect the rights or obligations of any Issuing Bank under this Agreement.

                  Anything herein to the contrary notwithstanding, the Administrative Agent shall be authorized, without the consent of any Lender, to release any Lien covering property that is the subject of either a disposition of property permitted hereunder or a disposition to which the Required Lenders have consented, and to release any Guarantor from any of its obligations hereunder to the extent that such Guarantor is the subject of either a disposition permitted hereunder or a disposition to which the Required Lenders have consented, or such Guarantor is to be designated as an "Unrestricted Subsidiary" hereunder in accordance with Section 6.04.

                  Section 10.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered:

                  (a) if to any of the Credit Parties, care of Adelphia Communications Corporation, One North Main Street, Coudersport, Pennsylvania, 16915, attention Mr. James R. Brown, Vice
         President/Finance, telephone number (814) 274-6250, telecopier number
         (814) 274-6568;

                  (b) if to any Initial Lender, at the Domestic Lending Office specified in its Administrative Questionnaire;

                  (c) if to any other Lender, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender;

                  (d) if to any Issuing Bank, at its address as specified in its Administrative Questionnaire; and

                  (e) if to the Administrative Agent, at its address at Two Penns Way, Suite 200, New Castle, Delaware, 19720, Attention: Tim Cassidy (or his successor), telephone number (302)894-6032, telecopier number (302) 894-6120;

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed or telecopied, be effective when deposited in the mails or transmitted by telecopier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III, VII or VIII shall not be effective until received by the Administrative Agent.

                  Section 10.03. No Waiver; Remedies. No failure on the part of any Lender, any Issuing Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Each Credit Party irrevocably waives, to the fullest extent permitted by applicable law, any claim that any action or proceeding commenced by the Administrative Agent, any Issuing Bank or any Lender relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by any Credit Party relating in any way to this Agreement whether or not commenced earlier. To the fullest extent permitted by applicable law, the Credit Parties shall take all measures necessary for any such action or proceeding commenced by the Administrative Agent, any Issuing Bank or any Lender to proceed to judgment prior to the entry of judgment in any such action or proceeding commenced by any Credit Party.

                  Section 10.04.  Costs, Expenses and Indemnification.
                                  -----------------------------------

                  (a) Costs and Expenses. The Borrower agrees to pay on demand
(i) all costs and expenses of the Administrative Agent, the Issuing Banks and the Lenders in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents including, without limitation, (A) all due diligence, syndication (including printing, distribution and bank meetings), transportation, computer, duplication, appraisal, insurance, consultant, search, filing and recording fees and expenses, ongoing audit expenses and all other reasonable out-of-pocket expenses incurred by the Administrative Agent (including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special counsel to Citibank, and of any special FCC counsel with which such special counsel may consult) whether or not any of the transactions contemplated by this Agreement are consummated, (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, and (C) with respect to negotiations with any Credit Party or with other creditors of any Credit Party or any of its Subsidiaries arising out of any Default or Event of Default or any events or circumstances that may reasonably be expected to give rise to a Default or Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally (and any proceeding ancillary thereto) and (ii) all costs and expenses of the Administrative Agent, the Issuing Banks and the Lenders in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including, without limitation, the fees and expenses of counsel for the Administrative Agent, each Issuing Bank and each Lender with respect thereto).

                  (b) Indemnification. The Borrower agrees to indemnify and hold harmless each Indemnified Party from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with the Credit Agreement Transactions or the actual or alleged presence of Hazardous Materials on any property owned by a Credit Party or any Environmental Claim relating in any way to any Credit Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the Credit Agreement Transactions or the other transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct.

                  (c) Breakfunding. If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a relevant Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.03, 2.05, 2.08(b)(i) or 2.09(d) or as the result of acceleration of the maturity of the Notes pursuant to Section 7.01 or for any other reason, or in the event the Borrower shall fail (for any reason, including by reason of the failure of any conditions precedent in Article III to be satisfied) to borrow a Eurodollar Rate Advance from any Lender on the date specified therefor in a Notice of Borrowing, the Borrower shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or failure to borrow, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                  (d) Discretionary Payments by Administrative Agent. If any Credit Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Credit Party by the Administrative Agent or any Lender, in its sole discretion.

                  Section 10.05. Right of Setoff. Each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the Borrower after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) that such Lender may have.

                  Section 10.06. Governing Law; Submission to Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the law of the State of New York. Each Credit Party hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in New York City for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Credit Party irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

                  Section 10.07.  Assignments and Participations.
                                  ------------------------------

                  (a) Assignments. Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it); provided that:

                  (i) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an affiliate of a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitments of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (x) such Lender's Commitments hereunder and (y) $5,000,000 (except as otherwise agreed by the Borrower and the Administrative Agent);

                  (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an affiliate of a Lender, each such assignment (so long as no Event of Default shall have occurred and be continuing) shall be made only upon the prior written approval of the Borrower, the Administrative Agent and, with respect to Revolving Credit Commitments only, each Issuing Bank, such approval in each case not to be unreasonably withheld;

                  (iii) each such assignment by a Lender of its Advances, Commitment or Note under either Facility shall be made in such manner so that the same portion of its Advances, Commitment and Note under such Facility is assigned to the respective assignee; and

                  (iv) to the extent the consent of the Borrower and the Administrative Agent was not required pursuant to Section 10.07(a)(ii), the Borrower and the Administrative Agent shall have received notice of such assignment, and

                  (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,500.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (y) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof and (iii) the Borrower may bring any proceeding against either the Granting Lender or the SPC in order to enforce any rights of the Borrower under any of the Loan Documents. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof arising out of any claim against such SPC under this Agreement. In addition, notwithstanding anything to the contrary contained in this Section 10.07, any SPC may with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to its Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support (if any) with respect to commercial paper issued by such SPC to fund such Advances and such SPC may disclose on a confidential basis, confidential information with respect to the Borrower and its Subsidiaries to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit liquidity enhancement to such SPC. This paragraph may not be amended without the consent of any SPC at the time holding Advances under this Agreement.

                  (b) Assignment and Acceptance. By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party or the performance or observance by the Credit Parties of any of their respective obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such assignee will, independently and without reliance upon the Administrative Agent, any Issuing Banks, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender; and
(vii) such assignee has provided the Borrower and the Administrative Agent with the forms and documents with respect to such assignee referred to in Section 2.11(e).

                  (c) The Register. The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at its address referred to in Section 10.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing under each Facility to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. No assignment shall be effective until it is recorded in the Register pursuant to this Section 10.07(c). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Effectiveness of Assignments. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the portion of the Facilities assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a portion of such Facilities, a new Note or Notes to the order of the assigning Lender in an amount equal to the portion so retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1 and A-2, as the case may be.

                  (e) Participations. Each Lender may sell participations in or to all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitments or the Advances owing to it and the Note or Notes held by it) to any Person (herein, a "Participant"); provided that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Credit Parties, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and (v) no Participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Credit Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Guarantors from their respective obligations under
Article IX (unless such release is permitted pursuant to the terms of the Loan Documents). Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 2.11 and 10.04(c) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (f) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.09 or 2.11 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant shall not be entitled to the benefits of Section 2.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.11(e) as though it were a Lender.

                  (g) Assignments by Issuing Banks. Any Issuing Bank, may (subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld) assign all or any portion of its rights and obligations under this Agreement to a successor Issuing Bank that is a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000 and, upon the acceptance of such assignment, the successor Issuing Bank shall succeed to such portion of such rights and obligations and such assigning Issuing Bank shall be discharged from its duties and obligations under this Agreement to such extent.

                  (h) Disclosure of Information. Any Issuing Bank and any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree in writing to preserve the confidentiality of any Confidential Information received by it from the Issuing Banks or the Lenders.

                  (i) Pledges. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time (i) create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System and (ii) pledge all or any part of its right, title and interest in, to and under the Advances and Notes held by it to any trustee for the benefit of the holders of such Lender's securities.

                  (j) Assignments to Borrower and Affiliates. Anything in this
Section 10.07 to the contrary notwithstanding, neither the Borrower nor any of its Subsidiaries or Affiliates may acquire (whether by assignment, participation or otherwise), and neither any Lender nor any Issuing Bank shall assign or participate to the Borrower or any of its Subsidiaries or Affiliates, any interest in any Commitment, Advance or other amount owing hereunder without the prior consent of each Lender.

                  Section 10.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  Section 10.09. No Liability of Any Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit issued by such Issuing Bank or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit issued by it, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit issued by such Issuing Bank, except that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit issued by it comply with the terms of such Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit issued by it after the presentation to it of a draft and certificates strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  Section 10.10. Confidentiality. Neither the Administrative Agent nor any Issuing Bank or Lender shall disclose any Confidential Information to any Person without the prior consent of the Borrower, other than (a) to the Administrative Agent's, such Issuing Bank's or such Lender's Affiliates and their officers, partners, directors, employees, agents and advisors (including independent auditors and counsel) and to actual or prospective assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process and (c) as requested or required by any state, Federal or foreign authority or examiner regulating or having authority over Lenders or the Lenders' respective activities.

                  Section 10.11. Waiver Of Jury Trial. EACH OF THE CREDIT PARTIES, THE ADMINISTRATIVE AGENT, THE LENDERS AND THE ISSUING BANKS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES, THE LETTERS OF CREDIT OR THE ACTIONS OF THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY ISSUING BANK IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                  Section 10.12. Survival. The obligations of the Borrower under Sections 2.09, 2.11, 2.13(d) and 10.04, the obligations of each Guarantor under
Section 9.03, the obligations of the Lenders under Section 8.05 and the obligations of the Lenders, the Issuing Banks and the Administrative Agent under
Section 10.10, shall survive the repayment of the Advances and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made by a notice of any extension of credit (whether by means of an Advance or a Letter of Credit), herein or pursuant hereto shall survive the making of such representation and warranty, and no Lender or Issuing Bank shall be deemed to have waived, by reason of making any extension of credit hereunder (whether by means of an Advance or a Letter of Credit), any Default or Event of Default that may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that such Lender, such Issuing Bank or the Administrative Agent may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

                  Section 10.13. Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

                  Section 10.14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no Credit Party may assign any of its rights or obligations hereunder or under the other Loan Documents without the prior consent of all of the Lenders, the Issuing Banks and the Administrative Agent.

                  Section 10.15. Limited Recourse. Notwithstanding any contrary provision of this Agreement or any other Loan Document, no recourse shall be had for the payment of the principal of or interest on the Advances or any other amounts payable hereunder (collectively, the "Obligations"), or for any claim based thereon, against (i) any Partner or any of their respective legal representatives, heirs, estates, permitted successors or assigns or (ii) any corporation, partnership (or any general or limited partner thereof) or individual to which the collateral securing the payment of the Obligations shall have been transferred with the prior written consent of each Lender, except to the extent such consent is not required pursuant to this Agreement or any other Loan Document. It is understood that none of the Obligations may be enforced against any of the Persons described in clauses (i) or (ii) of the preceding sentence, provided that this Section 10.15 shall not (A) prevent or restrict recourse to the collateral securing the payment of the Obligations or constitute a waiver, release or discharge of the Obligations, but the Obligations shall remain outstanding until paid or discharged; (B) limit any rights, claims for damages or recourse of the Administrative Agent, the Lenders or the Issuing Banks or their respective transferees or assigns as a result of (x) any knowing or willful breach by such Person of any representation or warranty of such Person made under or pursuant to this Agreement or any other Loan Document or
(y) any knowing or willful breach of covenant or other obligation by such Person under this Agreement or any other Loan Document; or (C) limit the right of any Person to name the Borrower, any Obligor or any transferee of any interest in the collateral securing the payment of the Obligations as a party defendant in any action or suit for a judicial sale or in the exercise of any other remedy under this Agreement or any other Loan Document, so long as no judgment in the nature of a deficiency judgment shall be asked for, taken or enforced against any Person referred to in said clauses (i) or (ii). Notwithstanding the foregoing, nothing herein shall be construed to constitute a waiver by the Administrative Agent, the Lenders or the Issuing Banks of any rights to damages, other monetary relief, injunctive relief or any other remedy at law or equity against the Borrower, any Obligor or any Partner by reason of fraud, knowing or willful breach of representations and warranties, willful tortious acts or omissions, gross negligence or criminal acts. This Section 10.15 is not intended to and shall not impair or limit the Administrative Agent's, any Lender's or Issuing Bank's ability to realize on the collateral securing the payment of such obligations or on any other assets of the Borrower or any Obligor.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CENTURY-TCI CALIFORNIA, L.P.

By: Century-TCI California Communications, L.P., its
General Partner

By: Century Exchange LLC, its General Partner

By: Century Southwest Cable Television, Inc., its Manager

By:/s/ James Brown

Title: Vice President

GUARANTORS

None

THE ADMINISTRATIVE AGENT

CITIBANK, N.A.



By:/s/ Mary E. Thomas

Title: Attorney-in-Fact

THE LENDERS

CITIBANK, N.A.


By:/s/Mary E. Thomas

Title: Attorney-in-Fact

SOCIETE GENERALE,                        MELLON BANK, N.A.
NEW YORK BRANCH


By:/s/Elaine Khalil                      By:/s/Nancy E. Gale
   ----------------                         ----------------
     Name:  Elaine Khalil                Name:  Nancy E. Gale
     Title:                              Title:  Assistant Vice President

DEUTSCHE BANK AG BANK OF AMERICA, N.A.
NEW YORK BRANCH
A/O CAYMAN ISLANDS BRANCH


By:/s/Jon D. Storck                      By:/s/Pamela S. Kurtzman
   ----------------                         ---------------------
     Name:  Jon D. Storck                Name:  Pamela S. Kurtzman
     Title:  Vice President              Title:  Vice President


By:/s/Alexander Richarz

     Name:  Alexander Richarz
     Title:  Associate

THE BANK OF NEW YORK                     THE BANK OF NOVA SCOTIA


By:/s/Debra M. Ritchie                   By:/s/Vincent J. Fitzgerald, Jr.
   -------------------                      -----------------------------
     Name:  Debra M. Ritchie             Name:  Vincent J. Fitzgerald, Jr.
     Title:  Assistant Vice President    Title:  Authorized Signatory

BANK OF TOKYO-MITSUBISHI                 BANK ONE, NA
  TRUST COMPANY


By:/s/Glenn B. Eckert                    By:/s/Michael R. Phelan
   ------------------                       --------------------
     Name:  Glenn B. Eckert              Name:  Michael R. Phelan
     Title:  Vice President and Manager  Title:  Authorized Agent

THE CHASE MANHATTAN BANK                 CIBC INC.


By:/s/John J. Huber III                  By:/s/Tefta Ghilaga
   --------------------                     ----------------
     Name:  John J. Huber III            Name:  Tefta Ghilaga
     Title:  Managing Director           Title:  Executive Director

CREDIT LYONNAIS                          CREDIT SUISSE FIRST BOSTON
  NEW YORK BRANCH


By:/s/John P. Judge                      By:/s/Joel Glodowski
   ----------------                         -----------------
     Name:  John P. Judge                Name:  Joel Glodowski
     Title:  Vice President              Title:  Managing Director


By                                       By:/s/Robert Hetu

     Name:                               Name:  Robert Hetu
     Title:                              Title:  Vice President

THE DAI-ICHI KANGYO BANK, LIMITED        THE MITSUBISHI TRUST AND
                                         BANKING CORPORATION

By:/s/Thomas Cha

     Name:  Thomas Cha                   By:/s/Toshihiro Hayashi

     Title:  Account Officer             Name:  Toshihiro Hayashi

                          Title: Senior Vice President

TORONTO DOMINION (TEXAS), INC.           BANK OF MONTREAL


By:/s/Debbie A. Greene                   By:/s/Sarah Kim
   -------------------                      ------------
     Name:  Debbie A. Greene             Name:  Sarah Kim
     Title:  Vice President              Title:  Director

BARCLAYS BANK PLC                        CREDIT LOCAL DE FRANCE -
                                         NEW YORK AGENCY


By:/s/Daniele Iacovone                   By:/James R. Miller & Philippe Ducos
   -------------------                      ---------------------------------
     Name:  Daniel Iacovone              Name: James R. Miller & Philippe Ducos
     Title:  Associate Director          Title:General Mgr. and Deputy Gen. Mgr.

FIRST UNION NATIONAL BANK                THE INDUSTRIAL BANK OF JAPAN, LIMITED


By:/s/Chris Kaumbach                     By:/s/William Kennedy

     Name:  Chris Kaumbach               Name:  William Kennedy
     Title:  Vice President              Title:  Senior Vice President

PNC BANK, NATIONAL ASSOCIATION           WEBSTER BANK


By:/s/Jeffrey E. Hauser

     Name:  Jeffrey E. Hauser            By:/s/Barbara E. Hillmeyer
                                            -----------------------
     Title:  Vice President              Name:  Barbara E. Hillmeyer
                                         Title:  Vice President

                        SCHEDULE 4.21 TO CREDIT AGREEMENT


                        SCHEDULE 2.01 TO CREDIT AGREEMENT

                                                                                                      Schedule 2.01


                               List of Commitments

--------------------------------------------- ---------------------- ---------------------- ----------------------
                                    Revolving

--------------------------------------------         Credit                  Term
               Name of Lender                      Commitment             Commitment          Total Commitment

--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
Citibank, N.A.                                   $  50,000,000.00       $  50,000,000.00       $   100,000,000.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
Societe Generale, New York Branch                   50,000,000.00          50,000,000.00           100,000,000.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
Mellon Bank, N.A.                                   50,000,000.00          50,000,000.00           100,000,000.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
Deutsche Bank AG
  New York Branch

  A/O Cayman Islands Branch                         50,000,000.00          50,000,000.00           100,000,000.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
Bank of America, N.A.                               18,333,333.50          18,333,333.50            36,666,667.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
The Bank of New York                                18,333,333.50          18,333,333.50            36,666,667.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
The Bank of Nova Scotia                             18,333,333.50          18,333,333.50            36,666,667.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
Bank of Tokyo-Mitsubishi

  Trust Company                                     18,333,333.50          18,333,333.50            36,666,667.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
Bank One, N.A.                                      18,333,333.50          18,333,333.50            36,666,667.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
The Chase Manhattan Bank                            18,333,333.50          18,333,333.50            36,666,667.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
CIBC Inc.                                           18,333,333.50          18,333,333.50            36,666,667.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
Credit Lyonnais

  New York Branch                                   18,333,333.50          18,333,333.50            36,666,667.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
Credit Suisse First Boston                          18,333,333.50          18,333,333.50            36,666,667.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
The Dai-Ichi Kangyo Bank, Limited                   18,333,333.50          18,333,333.50            36,666,667.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
The Mitsubishi Trust and

  Banking Corporation                               18,333,333.50          18,333,333.50            36,666,667.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
Toronto Dominion (Texas), Inc.                      18,333,333.50          18,333,333.50            36,666,667.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
Bank of Montreal                                    12,500,000.00          12,500,000.00            25,000,000.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
Barclays Bank PLC                                   12,500,000.00          12,500,000.00            25,000,000.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
Credit Local de France -
  New York Agency                                   12,500,000.00          12,500,000.00            25,000,000.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
First Union National Bank                           12,500,000.00          12,500,000.00            25,000,000.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
The Industrial Bank of Japan, Limited               12,500,000.00          12,500,000.00            25,000,000.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
PNC Bank, National Association                      12,500,000.00          12,500,000.00            25,000,000.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------
Webster Bank                                         5,000,000.00           5,000,000.00            10,000,000.00
--------------------------------------------- ---------------------- ---------------------- ----------------------
--------------------------------------------- ---------------------- ---------------------- ----------------------

         Total                                    $500,000,000.00        $500,000,000.00        $1,000,000,000.00
--------------------------------------------- ---------------------- ---------------------- ----------------------

                        SCHEDULE 4.08 TO CREDIT AGREEMENT

                                                                   Schedule 4.08


                     Subsidiaries; other Equity Investments

                                      None

                        SCHEDULE 4.10 TO CREDIT AGREEMENT

                                                                   Schedule 4.10


                             Restrictive Agreements

                                      None

                        SCHEDULE 4.16 TO CREDIT AGREEMENT

                                                                   Schedule 4.16


                              Environmental Matters

                                      None

                        SCHEDULE 4.17 TO CREDIT AGREEMENT

                                                                   Schedule 4.17


                                    Insurance

Acord Policies:
--------------

Commercial General Liability (occurrence basis)      Policy No. PTS444636
         $2,000,000 General Aggregate
         $1,000,000 Each Occurrence


Automotive (any auto, hired and non-owned)  Policy No. PTS444635
         $1,000,000 Combined Single Limit

Excess Liability (umbrella form)                     Policy No. 79702671
         $50,000,000 Each Occurrence
         $50,000,000 Aggregate


Property Special Form (includes theft)               Policy No. RHT313277
         $100,000,000 Blanket Limit


                        SCHEDULE 4.21 TO CREDIT AGREEMENT

                                                                               Schedule 4.21


                                   Franchises

                        FRANCHISE AGREEMENTS OF BORROWER

                  Issuing Authority                                    Expiration Date

City of Ventura, CA                                                       01/31/2011
Ventura Co. (E Ventura) CA                                                12/31/1999
City of Moorpark, CA                                                      12/20/2000
Marine Corps Base, CA                                                     12/02/2001
County of San Bernardino, CA                                              11/27/2007
Town of Yucca Valley, CA                                                  01/01/2095
City of 29 Palms, CA                                                      01/01/2095
City of Brea, CA                                                          11/05/2005
County of Orange, CA                                                      08/01/2011
County of L.A. (LaHabra), CA                                              08/08/2001
City of LaHabra, CA                                                       07/18/2007
City of LaHabra Hts, CA                                                   07/14/2009
City of Redondo Beach, CA                                                 05/25/2004
City of L.A. (Eagle Rock) H, CA                                           08/01/2002
City of West Hollywood, CA                                                01/19/2000
City of Beverly Hills, CA                                                 06/15/2002
City of L.A. (Valley) G, CA                                               08/01/2002
Ventura Co (Bell Canyon), CA                                              11/27/2004
City of Santa Monica, CA                                                  12/13/1987
County of L.A. (Marina), CA                                               07/19/2000
City of L.A. (West L.A.) F, CA                                            08/01/2002
City of Villa Park, CA                                                    02/20/1999
City of Anaheim, CA                                                       12/01/2002
Orange County, CA                                                         12/12/2010
City of Hermosa Beach, CA                                                 09/27/2004
City of Manhattan Beach, CA                                               06/03/2008
City of Pomona, CA                                              no written franchise agreement
City of Chino Hills, CA                                                   03/09/2001
City of Chino, CA                                                         11/10/2002
County of San Bernardino, CA                                              11/27/2007
City of Bradbury, CA                                                      06/30/2004
County of Los Angeles, CA                                                 12/31/2005
City of Glendora, CA                                                      07/28/2007
City of Monrovia, CA                                                      03/01/2008
City of San Dimas, CA                                                     10/26/2008
City of Laverne, CA                                                       12/01/2008
City of Diamond Bar, CA                                                   06/06/2007
County of L.A. (Rowland Hts.)                                             10/03/2007
Orange County, CA                                                         06/18/2001
City of Yorba Linda, CA                                                   08/01/2001
City of La Puente, CA                                                     11/27/1999
City of Pico Rivera, CA                                                   12/17/1999
City of Sierra Madre, CA                                                  12/31/1999
LA County (South Whittier)                                                12/31/2000
LA County (Hacienda Heights)                                              12/31/2000
City of Baldwin Park, CA                                                  07/31/2001
City of Arcadia, CA                                                       06/08/2005
Riverside County (Act V)                                          15 years from Closing Date
City of Moreno Valley, CA                                                 05/07/1999
Riverside County (Calimesa)                                               06/24/2000
City of Perris, CA                                                        12/31/2000
City of Moreno Valley (Act V)                                             02/01/2001
City of Colton, CA                                                        04/17/2001
City of Yucaipa, CA                                               3 years from Closing Date
March Air Force Base, CA                                                  03/31/2002
City of Rialto, CA                                                        11/24/2008
City of Beaumont, CA                                                      04/11/2012
City of Redlands, CA                                                      08/04/2012
City of San Bernardino, CA                                                02/25/2007
County of San Bernardino                                                  06/03/2014
City of San Jacinto, CA                                                   07/31/2000
City of Hemet, CA                                                         07/31/2000
City of Temecula, CA                                                      01/09/2004
Riverside County (Winchester)                                             01/09/2004
Riverside County (Rancho/Tem)                                             01/09/2004
City of Murrieta, CA                                                      01/09/2004
Ventura Co. (Ojai)                                                        05/25/2099
City of Ojai, CA                                                          05/25/2099
City of Santa Paula, CA                                                   03/05/2000
City of Fillmore, CA                                                      03/12/2000
City of Moorpark, CA                                                      11/20/2000
Ventura Co. (Fillmore)                                                    03/24/2001
City of Westlake Village, CA                                              01/07/2002
City of Camarillo (East & West)                                           12/31/2003
Ventura Co. (Televants)                                                   03/13/2004
City of Agoura Hills, CA                                                  04/22/2004
Ventura Co. (Santa Paula)                                                 05/29/2004
City of Thousand Oaks, CA                                                 09/25/2005
LA County (Calabasas)                                                     10/28/2005
City of Calabasas, CA                                                     10/28/2005
Ventura Co. (Oak Park)                                               open-ended extension
Ventura Co. (Camarillo/Rancho)                                       open-ended extension
Ventura Co. (Thousand Oaks)                                          open-ended extension
City of Los Angeles - Area C                                              08/07/2002

Note:

Borrower is in negotiations with the communities in which franchises have expired or are about to expire.


                        SCHEDULE 4.23 TO CREDIT AGREEMENT

                                                                   Schedule 4.23


                       Certain Matters Relating to Systems

                                      None

                      SCHEDULE 6.01(b) TO CREDIT AGREEMENT

                                                                Schedule 6.01(b)


                          Certain Existing Indebtedness

Indebtedness related to the leased equipment UCC filings listed on Schedule
6.02.

                      SCHEDULE 6.01(h) TO CREDIT AGREEMENT

                                                                Schedule 6.01(h)


         Terms of Subordination Applicable to New Affiliate Indebtedness

                  Section 1. Definitions. Terms used in the Credit Agreement are used herein as defined therein. In addition, as used herein:

                  "Senior Debt" means, collectively, the following indebtedness and obligations:

                  (a) all indebtedness or other obligations of the Borrower including in Total Debt under and as defined in the Credit Agreement (including, without limitation, all obligations of the Borrower under the Credit Agreement and the other Loan Documents), including all interest, expenses, indemnities and penalties and all commitment and agency fees payable from time to time in respect of any such obligations;

                  (b) all obligations of the Borrower to the Lenders or any of their affiliates in respect of Hedging Agreements; and

                  (c) any deferrals, renewals, extensions or refinancings of any of the foregoing.

The term "Senior Debt" shall include any interest and expenses (including, in the case of the Credit Agreement, any expenses of the type described in Section
2.09 of the Credit Agreement, or in comparable provisions of any other Loan Document), accruing or arising after the date of any filing by the Borrower of any petition in bankruptcy or the commencing of any bankruptcy, insolvency or similar proceedings with respect to the Borrower, whether or not such interest or expenses are allowable as a claim in any such proceeding.

                  "Subordinated Debt" means all obligations of the Borrower with respect to any New Affiliate Indebtedness.

                  Section 2.  Subordination.
                              --------------

                  2.01 Subordination of Subordinated Debt. Each holder of Subordinated Debt, on its own behalf and on behalf of each subsequent holder of Subordinated Debt, covenants and agrees, that, to the extent and in the manner set forth in this Schedule 6.01(h), the Subordinated Debt, and the payment thereof from whatever source, are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Debt and in that connection hereby agrees that, except and to the extent permitted under
Section 2.03 hereof, (a) no payment on account of the Subordinated Debt or any judgment with respect thereto shall be made by or on behalf of the Borrower and
(b) such holder shall not (i) ask, demand, sue for, take or receive from the Borrower, by set-off or in any other manner, or (ii) seek any other remedy allowed at law or in equity against the Borrower for breach of the Borrower's obligations under the instruments representing such Subordinated Debt.

                  In the event that, notwithstanding the foregoing provisions of this Section 2.01, any holder of Subordinated Debt shall have received any payment not permitted by the provisions of Section 2.03 hereof, including, without limitation, any such payment arising out of the exercise by any holder of Subordinated Debt of a right of set-off or counterclaim and any such payment received by reason of other Indebtedness of the Borrower being subordinated to the Subordinated Debt, then, and in any such event, such payment shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Administrative Agent, to be paid to the Lenders, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each Lender, for application to such Senior Debt remaining unpaid, whether or not then due and payable.

                  2.02 Payment of Proceeds Upon Dissolution. Without limiting the generality of the provisions of Section 2.01 of this Schedule 6.01(h), in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Borrower, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Borrower, then and in any such event:

                  (a) the Lenders shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment, before any holder of Subordinated Debt shall be entitled to receive any payment on account of the Subordinated Debt;

                  (b) any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which any holder of Subordinated Debt would be entitled but for the provisions of this Schedule 6.01(h), including any such payment or distribution that may be payable or deliverable by reason of the payment of any other Indebtedness of the Borrower being subordinated to the payment of the Subordinated Debt, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the Administrative Agent, to be paid to the Lenders, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each Lender, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Lenders;

                  (c) in the event that, notwithstanding the foregoing provisions of this Section 2.02, any holder of Subordinated Debt shall have received, before all Senior Debt is paid in full in cash or payment thereof provided for, any such payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities, including any such payment or distribution arising out of the exercise by such holder of a right of set-off or counterclaim and any such payment or distribution received by reason of any other Indebtedness of the Borrower being subordinated to the Subordinated Debt, then, and in such event, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Administrative Agent, to be paid to the Lenders, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and interest and premium (if any) on, the Senior Debt held or represented by each Lender, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the Lenders; and

                  (d) if any holder of Subordinated Debt shall have failed to file claims or proofs of claim with respect to the Subordinated Debt earlier than 30 days prior to the deadline for any such filing, such holder shall execute and deliver to the Administrative Agent such powers of attorney, assignments or other instruments as the Administrative Agent may reasonably request to file such claims or proofs of claim.

                  2.03 Certain Payments Permitted. Notwithstanding the foregoing, each holder of Subordinated Debt shall be entitled to receive and retain any payment on account of Subordinated Debt (i) permitted under Section
6.08 of the Credit Agreement, or (ii) made after all Senior Debt shall have been paid in full and the Commitments of the Lenders under the Credit Agreement shall have expired or been terminated.

                  2.04 Subrogation. Subject to the payment in full in cash of all Senior Debt, each holder of Subordinated Debt shall be subrogated (equally and ratably with the holders of all Indebtedness of the Borrower that by its express terms is subordinated to Senior Debt to the same extent as the Subordinated Debt is subordinated and that is entitled to like rights of subrogation) to the rights of the Lenders to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the Subordinated Debt shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the Lenders of any cash, property or securities to which any holder of Subordinated Debt would be entitled except for the provisions of this Schedule 6.01(h), and no payments over pursuant to the provisions of this Schedule 6.01(h), to the Lenders by any such holder, shall, as between the Borrower, its creditors other than the Lenders, and such holder, be deemed to be a payment or distribution by the Borrower to or on account of the Senior Debt.

                  2.05 Provisions Solely to Define Relative Rights. The provisions of this Schedule 6.01(h) are and are intended solely for the purpose of defining the relative rights of each holder of Subordinated Debt on the one hand and the Lenders on the other hand. Except as herein expressly provided, nothing contained in this Schedule 6.01(h) is intended to or shall:

                  (a) impair, as among the Borrower, its creditors other than the Lenders and any holder of Subordinated Debt, the obligation of the Borrower to pay to such holder the Subordinated Debt as and when the same shall become due and payable in accordance with its terms; or

                  (b) affect the relative rights against the Borrower of any holder of Subordinated Debt and creditors of the Borrower other than the Lenders.

                  2.06 No Waiver of Subordination Provisions. No right of the Administrative Agent or any Lender to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or by any act or failure to act, in good faith, by the Administrative Agent or any Lender, or by any non-compliance by the Borrower with the terms, provisions and covenants of this Schedule 6.01(h), regardless of any knowledge thereof the Administrative Agent or any Lender may have or be otherwise charged with.

                  Without in any way limiting the generality of the foregoing paragraph, the Lenders may, at any time and from time to time, without the consent of or notice to any holder of Subordinated Debt, without incurring responsibility to any such holder and without impairing or releasing the subordination provided in this Schedule 6.01(h) or the obligations in respect thereof of each such holder to the holders of Senior Debt, do any one or more of the following: (a) change the time, manner or place of payment of Senior Debt, or otherwise modify or supplement in any respect any of the provisions of the Credit Agreement or any other instrument evidencing or relating to any of the Senior Debt; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Borrower and any other Person.


                        SCHEDULE 6.02 TO CREDIT AGREEMENT

                                                                                     Schedule 6.02


                             Certain Existing Liens

      Debtor/Defendant           Filing Date        File Number              Secured           Collateral/
                                                                         Party/Plaintiff          Lien

Jurisdiction:  California Secretary of State

Century Communications Corp.       7/10/95           9519560747       Xerox Corp.             Leased
d/b/a Century Southwest                                                                       copiers
Cable Television


Century Southwest Cable            8/9/95            9522260909       Xerox Corp.             Leased
Television, Inc.                                                                              Xerox
                                                                                              copiers

TCI Cablevision of California      6/14/95           9516661022       GTE Leasing             Leased
                                                                      Corporation             telephone
                                                                                              system

TCI of East San Fernando           7/12/96           9619860626       Security of Los         Leased
Valley, L.P.                                                          Angeles                 security
                                                                                              equipment

TCI of Los Angeles County         10/24/96           9629960244       Oce' - USA, Inc.        Leased Oce'
                                                                                              2465 copier

TCI Media Services                 2/4/97            9703660254       Oce' - USA, Inc.        Leased Oce'
                                                                                              3045 copier
